EXHIBIT 1






                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                              EMPLOYEE SAVINGS PLAN







                            Amended December 21, 1998, Effective January 1, 1998


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                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                              EMPLOYEE SAVINGS PLAN

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE I             Amendment and Restatement - Purpose.................... 1

               Section 1.1  Amendment of the Plan............................ 1
               Section 1.2  Purpose.......................................... 1

ARTICLE II            Definitions............................................ 1

               Section 2.1  Account.......................................... 1
               Section 2.2  Active Participant............................... 1
               Section 2.3  Additional Lump Sum Deposits..................... 1
               Section 2.4  Affiliate........................................ 1
               Section 2.5  Balanced Fund.................................... 2
               Section 2.6  Basic Deposits................................... 2
               Section 2.7  Board of Directors............................... 2
               Section 2.8  Cash Balance Plan................................ 2
               Section 2.9  Code............................................. 2
               Section 2.10 Commissioner..................................... 2
               Section 2.11 Committee or Employee Benefits Committee......... 2
               Section 2.12 Company.......................................... 2
               Section 2.13 Compensation..................................... 2
               Section 2.14 Deferred......................................... 3
               Section 2.15 Deposits......................................... 3
               Section 2.16 Disability....................................... 3
               Section 2.17 Eligible Employee................................ 3
               Section 2.18 Employee......................................... 3
               Section 2.19 Employer......................................... 4
               Section 2.20 Employer Contributions........................... 4
               Section 2.21 Enrollment Date.................................. 4
               Section 2.22 Enterprise....................................... 4
               Section 2.23 Enterprise Common Stock.......................... 4
               Section 2.24 Enterprise Common Stock Fund..................... 4
               Section 2.25 Equities Fund.................................... 4
               Section 2.26 Equities Index Fund.............................. 4
               Section 2.27 ERISA............................................ 4
               Section 2.28 ESOP Account..................................... 4
               Section 2.29 Fixed Income Fund................................ 4
               Section 2.30 Funds............................................ 4
               Section 2.31 General Manager.................................. 5
               Section 2.32 Government Obligations Fund...................... 5
               Section 2.33 Highly Compensated Employee...................... 5
               Section 2.34 Highly Compensated Participant................... 6
               Section 2.35 Hour of Service.................................. 7
               Section 2.36 Investment Manager............................... 7
               Section 2.37 Lay Off or Laid Off.............................. 7
               Section 2.38 Leased Employee.................................. 7
               Section 2.39 Matured.......................................... 7
               Section 2.40 Nondeferred...................................... 7
               Section 2.41 Participant...................................... 7
               Section 2.42 Participating Affiliate.......................... 7
               Section 2.43 Plan............................................. 7
               Section 2.44 Plan Year........................................ 7
               Section 2.45 Qualified Domestic Relations Order or "QDRO"..... 7
               Section 2.46 Record Keeper.................................... 8
               Section 2.47 Required Beginning Date.......................... 8
               Section 2.48 Retirement....................................... 8
               Section 2.49 Retirement Choice Program........................ 8
               Section 2.50 Rollover Contributions........................... 9
               Section 2.51 Savings Account.................................. 9
               Section 2.52 Supplemental Deposits............................ 9
               Section 2.53 Thrift and Tax-Deferred Savings Plan............. 9
               Section 2.54 Trust Agreement.................................. 9
               Section 2.55 Trust Fund....................................... 9
               Section 2.56 Trustee ......................................... 9
               Section 2.57 Year of Service..................................10

ARTICLE III           Participation..........................................10

               Section 3.1  Participation....................................10
               Section 3.2  Effective Date of  Participation.................10

ARTICLE IV            Deposits...............................................11

               Section 4.1  Basic Deposits...................................11
               Section 4.2  Supplemental Deposits............................12
               Section 4.3  Additional Lump Sum Deposits.....................12
               Section 4.4  Method of Deposits...............................13
               Section 4.5  Limit on Deferred Deposits.......................13
               Section 4.6  Distribution of Excess Deferral Amounts..........13
               Section 4.7  Code Section 401(k) Limits on Deferred Deposits..14
               Section 4.8  Unmatched Employer Contributions.................14
               Section 4.9  Code Section 401(m) Limits on Nondeferred
                               Deposits and Employer Contributions...........14
               Section 4.10 Changing Deposit Percentages.....................15
               Section 4.11 Suspension of Deposits...........................15
               Section 4.12 Limit on Additional Lump Sum Deposits............15
               Section 4.13 Elections........................................15
               Section 4.14 Rollover Contributions...........................16
               Section 4.15 Transfer from the Employee Savings Plan..........16

ARTICLE V             Employer Contributions.................................16

               Section 5.1   Amount and Payment of Employer Contributions....16
               Section 5.2   Employer Contributions in Enterprise
                                 Common Stock................................17
               Section 5.3   Reduction of Employer Contributions by
                                 Forfeitures.................................17
               Section 5.4   Maximum Annual Additions........................17
               Section 5.5   Return of Employer Contributions................17
               Section 5.6   Allocation from Cash Balance Plan...............17

ARTICLE VI            Savings Account Investments............................18

               Section 6.1   Investment of Deposits, Rollover
                               Contributions and Employer Contributions......18
               Section 6.2   Change in Investment Direction..................18
               Section 6.3   Transfer/ Reallocation of Investments...........18
               Section 6.4   Quarterly Automatic Rebalancing.................19
               Section 6.5   Loans...........................................19

ARTICLE VII           Savings Account Funds..................................19

               Section 7.1    Establishment of Funds.........................19
               Section 7.2    Enterprise Common Stock Fund...................21

ARTICLE VIII   Savings Accounts..............................................21

               Section 8.1    Establishment of Savings Accounts..............21
               Section 8.2    Measure of Savings Accounts....................21
               Section 8.3    Valuation of Funds.............................22
               Section 8.4    Valuation of Savings Accounts..................22
               Section 8.5    Separate Accounting............................22

ARTICLE IX            ESOP Accounts..........................................23

               Section 9.1    Maintenance of Separate Accounts...............23
               Section 9.2    Allocation of Distributions....................23
               Section 9.3    Withdrawals or Transfers.......................23
               Section 9.4    Dividends and Other Income.....................23
               Section 9.5    Voting of ESOP Account Common Stock............24

ARTICLE X             Vesting............................................... 24

               Section 10.1   Vesting of Employer Contributions..............24
               Section 10.2   Vesting of Deposits, Rollover Contributions
                                  and the ESOP Account.......................24

ARTICLE XI            Account Distributions and Withdrawals..................25

               Section 11.1   Distribution Upon Retirement, Disability,
                                 Lay Off or Death............................25
               Section 11.2  Distribution Upon Other Termination
                                of Employment................................25
               Section 11.3  Partial Distributions Following Termination of
                               Employment....................................25
               Section 11.4  Withdrawal of Nondeferred Deposits
                                and Employer Contributions During Employment.26
               Section 11.5  Withdrawals of Deferred Deposits During
                                Employment After Age 591/2...................27
               Section 11.6  Hardship Withdrawals............................27
               Section 11.7  Suspension of Participation.....................29
               Section 11.8  Transfer of Employment..........................29
               Section 11.9  Form of Distributions...........................30
               Section 11.10  Time of Distributions..........................31
               Section 11.11 Limitation on Post Age 701/2 Distributions......32
               Section 11.12 Distribution in the Case of Certain
                                 Disabilities................................32
               Section 11.13 Loans...........................................33
               Section 11.14 Inability to Locate Payee.......................33
               Section 11.15 Federal Income Tax Withholding on
                                Distributions and Withdrawals................33
               Section 11.16 Direct Rollover to Another Plan or IRA..........34

ARTICLE XII           Limits on Benefits and Contributions Under Qualified
                      Plans..................................................35

               Section 12.1   Definitions....................................35
               Section 12.2   Annual Addition Limits.........................41
               Section 12.3   Overall Limit..................................42
               Section 12.4   Special Rules..................................43

ARTICLE XIII   Top-Heavy Requirements........................................44

               Section 13.1   Definitions....................................44
               Section 13.2   General Requirements...........................45
               Section 13.3   Maximum Compensation...........................45
               Section 13.4   Vesting........................................45
               Section 13.5   Minimum Contributions..........................46
               Section 13.6   Participants Under Defined Benefit Plans.......46
               Section 13.7   Super Top-Heavy Plans..........................47
               Section 13.8   Determination of Top Heaviness.................47
               Section 13.9   Determination of Super Top Heaviness...........47
               Section 13.10  Calculation of  Top-Heavy Ratios...............47
               Section 13.11  Cumulative Accounts and Cumulative
                                 Accrued Benefits............................48

ARTICLE XIV    Beneficiary in Event of Death.................................49

               Section 14.1  Designation and Change of Beneficiary...........49

ARTICLE XV     Administration ...............................................50

               Section 15.1  Named Fiduciary.................................50
               Section 15.2  Administration..................................50
               Section 15.3  Control and Management of Assets................51
               Section 15.4  Benefits to be Paid from Trust..................51
               Section 15.5  Expenses........................................51
               Section 15.6  Overpayments....................................51

ARTICLE XVI    Claims Procedure..............................................52

               Section 16.1  Filing of Claims................................52
               Section 16.2  Appeal of Claims................................52
               Section 16.3  Review of Appeals...............................52

ARTICLE XVII   Merger or Consolidation.......................................52

               Section 17.1  Merger or Consolidation.........................52

ARTICLE XVIII  Non-Alienation of Benefits....................................52

               Section 18.1  Non-Alienation of Benefits......................52

ARTICLE XIX    Amendments....................................................53

               Section 19.1  Amendment Process...............................53

ARTICLE XX            Termination............................................53

               Section 20.1  Authority to Terminate..........................53
               Section 20.2  Distribution Upon Termination...................53

ARTICLE XXI    Plan Confers No Right to Employment...........................53

               Section 21.1  No right to Employment..........................54

ARTICLE XXII   Alternate Payees..............................................54

               Section 22.1  Alternate Payees Under QDROs....................54

ARTICLE XXIII  Construction..................................................54

               Section 23.1  Governing Law...................................54
               Section 23.2  Headings........................................54


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                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                              EMPLOYEE SAVINGS PLAN


                                    ARTICLE I

                               AMENDMENT - PURPOSE

         Section 1.1. Amendment of the Plan. Public Service Electric and Gas Company hereby further amends, on December 21, 1998 and effective January 1, 1998, its Employee Savings Plan, a savings, profit-sharing and tax-credit employee stock ownership plan for its Employees and those of its Affiliates.

         Section 1.2. Purpose. The purpose of the Plan is to encourage and assist thrift and savings by eligible bargaining unit employees of Public Service Electric and Gas Company and its Affiliates through tax-sheltered forms of investment.

                                   ARTICLE II

                                   DEFINITIONS

         When used herein, the words and phrases hereinafter defined shall have the following meanings unless a different meaning is clearly required by the context of the Plan:

         Section 2.1. "Account" shall mean the separate account maintained in the Plan for each Participant which consists of the Participant's Savings Account and/or the Participant's ESOP Account.

         Section 2.2. "Active Participant" shall mean a Participant who is an Eligible Employee presently making Nondeferred Deposits or for whom Deferred Deposits are presently being made.

         Section 2.3. "Additional Lump Sum Deposits" shall mean that amount which is contributed to the Plan by a Participant on a lump sum basis. Additional Lump Sum Deposits shall not be entitled to be matched by Employer Contributions.

         Section 2.4. "Affiliate" shall mean any organization which is a member of a controlled group of corporations (as defined in Code section 414(b) as modified by Code section 415(h)) which includes the Company, or any trades or businesses (whether or not incorporated) which are under common control (as defined in Code section 414(c) as modified by Code section 415(h)) with the Company, or a member of an affiliated service group (as defined in Code section 414(m)) which includes the Company, or any other entity required to be aggregated with the Company pursuant to regulations promulgated pursuant to Code section 414(o).

         Section 2.5. "Balanced Fund" shall mean the Fund or Funds established pursuant to Section 7.1(f).

         Section 2.6. "Basic Deposits" shall mean that amount, not less than 1%, nor more than 7%, except that Participants who are Employees of CEA Newark Bay Services, Inc. shall be entitled to elect maximum Basic Deposits of 8%, (or such lower maximum percentages as may be established by the Committee) of a Participant's Compensation, contributed to the Plan through payroll deduction by or on behalf of a Participant which is entitled to be matched by Employer Contributions.

         Section 2.7. "Board of Directors" shall mean the Board of Directors of the Company.

         Section 2.8. "Cash Balance Plan" shall mean the Cash Balance Pension Plan for Represented Employees of Public Service Electric and Gas Company or the Public Service Electric and Gas Company Cash Balance Pension Plan.

         Section 2.9. "Code" shall mean the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time.

         Section 2.10. "Commissioner" shall mean the Commissioner of Internal Revenue.

         Section 2.11. "Committee" or "Employee Benefits Committee" shall mean the Employee Benefits Committee of the Company appointed by the Board of Directors.

         Section 2.12. "Company" shall mean Public Service Electric and Gas Company.

         Section 2.13. "Compensation" shall mean the total remuneration paid to a Participant for services rendered to an Employer excluding the Employer's cost for any public or private employee benefit plan, but including all Deferred Basic and Supplemental Deposits made by a Participant or on a Participant's behalf to this Plan and all elective contributions that are made by an Employer on behalf of a Participant which are not includable in income under Code section 125, under rules adopted by the Committee which are uniformly applicable to all Participants similarly situated. However, Compensation shall not include the following:

          (a) any amounts which are deferred under any deferred compensation plan of the Company or any Affiliate and any payments from any such plans of any previously deferred amount;

          (b)  any amounts which constitute a reimbursement of expenses;

          (c)  the following miscellaneous payments:

               (1)  Separation pay;
               (2)  Gratuity Payments upon death;
               (3)  Payment for vacation due at time of death;
               (4)  Worker's Compensation for permanent partial disability;
               (5) Employer contributions for social security, unemployment compensation or other taxes;
               (6) Employer payments toward reimbursement of adoption expenses; and
               (7) Payments made expressly for the purpose of satisfying withholding tax liabilities on awards earned pursuant to any employee suggestion program of any Employer;

          (d)  the following special international payments:

               (1)  International service premium;
               (2)  Commodities and services allowance;
               (3)  Equalization Pay;
               (4)  Transportation allowance;
               (5)  Foreign service pay; and
               (6)  Hardship allowance; and

          (e) any amounts received by a Participant as a result of the sale of vacation entitlements.

         In any case, however, In any case, however, Compensation of each Participant taken into account for any Plan Year shall not exceed the applicable compensation limit for such year determined under Code Section 401(a)(17). The compensation limit for a Plan Year beginning on or after January 1, 1997 is $160,000 (as indexed). The Pension of a Code section 401(a)(17) Employee (as defined in Treasury Regulation section 1.401(a)(17)-1(e)(2)(I)) shall be determined by utilizing the method described in Treasury Regulation section 1.401(a)(4)-13(c)(4)(iii) (formula with extended wear-away).

         Section 2.14. "Deferred" in reference to Deposits shall mean that such Deposits are deferred from current federal income taxation under Code section 401(k).

         Section 2.15. "Deposits" shall mean the aggregate of Additional Lump Sum Deposits, Basic Deposits and Supplemental Deposits made by or on behalf of a Participant to his or her Savings Account. The total of all Deposits made by or on behalf of a Participant in any Plan Year shall not exceed 25% of the Participant's Compensation for such Plan Year.

         Section 2.16. "Disability" shall mean any physical or mental condition which renders a Participant incapable of performing further work for his or her Employer, as certified in writing by a Doctor of Medicine designated and approved by the Committee.

         Section 2.17. "Eligible Employee" shall mean any Employee who has completed at least one Year of Service whether or not he or she actually elects to make any Deposits.

         Section 2.18. "Employee" shall mean any person, included in a unit of Employees covered by a collective bargaining agreement who is an employee (such term having its customary meaning) of the Company or a Participating Affiliate and who is receiving remuneration for personal services rendered to the Company or Participating Affiliate other than (1) solely as a director of the Company or a Participating Affiliate, (2) as a consultant or (3) as an independent contractor (regardless of whether a determination is made by the Internal Revenue Service or other governmental agency or court after the individual is engaged to perform such services that the individual is an employee of the Company or Participating Affiliate for the purposes of the Code or otherwise).

         Section 2.19. "Employer" shall mean the Company and any Participating Affiliate.

         Section  2.20.   "Employer   Contributions"   shall  mean  the  amounts
contributed to the Plan on behalf of Participants by an Employer in accordance with Article V.

         Section 2.21. "Enrollment Date" shall mean the earliest of:

          (a)  the  first  day of the  first  payroll  period  in which  payroll
               deductions  from  a  Participant's   Compensation  are  made  for
               Deposits under the Plan;

          (b) the date an Additional Lump Sum Deposit is accepted by the Plan from a Participant;

          (c) the date a Rollover Contribution is accepted from a Participant for payment to the Trustee for investment in the Plan in accordance with Section 4.14; or

          (d)  the  date  an  ESOP  Account  is   established  on  behalf  of  a
               Participant.

         Section 2.22. "Enterprise" shall mean the Company's parent, Public Service Enterprise Group Incorporated.

         Section 2.23. "Enterprise Common Stock" shall mean the Common Stock, without nominal or par value, of Enterprise.

         Section 2.24. "Enterprise Common Stock Fund" shall mean the Fund established pursuant to Section 7.1(c).

         Section 2.25. "Equities Fund" shall mean the Fund or Funds established pursuant to Section 7.1(a).

         Section 2.26. "Equities Index Fund" shall mean the Fund or Funds established pursuant to Section 7.1(d).

         Section 2.27. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time.

         Section 2.28. "ESOP Account" shall mean that separate portion of an Account established pursuant to Section 9.1 which evidences the shares of
Enterprise Common Stock transferred to the Plan for the Account of a Participant, pursuant to the merger with this Plan with the Public Service
Electric  and Gas  Company Tax  Reduction  Act  Employee  Stock  Ownership  Plan
(TRASOP) and/or the Public Service Electric and Gas Company Payroll-Based Employee Stock Ownership Plan (PAYSOP), including the net worth of the Trust Fund attributable thereto.

         Section 2.29. "Fixed Income Fund" shall mean the Fund or Funds established pursuant to Section 7.1(b).

         Section  2.30.   "Funds"  shall  mean  the  several   investment  Funds
established pursuant to Section 7.1. As used in the singular, "Fund" shall mean one of such Funds.

         Section 2.31. "General Manager" shall mean the Director, Performance and Rewards of the Company.

         Section 2.32. "Government Obligations Fund" shall mean the Fund or Funds established pursuant to Section 7.1(e).

         Section 2.33.  "Highly Compensated Employee" shall mean:

          (a) For any Plan Year, any Employee who, during the Plan Year or the preceding Plan Year--

               (1)  was at any time a 5% owner;
               (2) for the preceding Plan Year, received Compensation from the Company or an Affiliate in excess of $80,000 (as adjusted for cost of living increases); and
               (3) if the Company or an Affiliate elects, of was in the top-paid group of Employees for the preceding Plan Year.


          (b) For purposes of this Section, an Employee shall be treated as a 5% owner for any Plan Year if at any time during such Plan Year such Employee was a 5% owner (as defined in Code section 416(i)(1)) of the Company or an Affiliate.

          (c) For purposes of this Section, an Employee shall be considered as being in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top 20% of the Employees when ranked on the basis of Compensation paid during such Plan Year.

          (d)  For purposes of determining  the top-paid  group under  paragraph
               (d), the following Employees shall be excluded: (1) Employees who have not completed six months of service; (2) Employees who normally work less than 17 1/2 hours per week; (3) Employees who normally work during not more than six months during any year;
               (4) Employees who have not attained age 21; and (5) Employees who are nonresident aliens and who receive no earned income (within the meaning of Code section 911(d)(2)) from the Company or an Affiliate which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)).

         (e) For purposes of this Section, the term "Compensation" shall mean Compensation within the meaning of Section 12.1, but including salary reduction contributions to a cafeteria plan, a 401(k) plan and a simplified employee pension.

         (f)      A former  Employee  shall be treated  as a Highly  Compensated
                  Employee if (1) such Employee was a Highly Compensated Employee when such Employee separated from service or (2) such Employee was a Highly Compensated Employee at any time after attaining age 55.

         Section 2.34.  "Highly Compensated Participant" shall mean:

         (a)      those Highly Compensated Employees who are Participants or
         (b) those Highly Compensated Employees who are Eligible Employees, who have satisfied all conditions for participation under
                  Section 3.1, whether or not they actually elect to make any Deposits or Rollover Contributions to the Plan.

         Section 2.35. "Hour of Service" shall mean each hour for which an Employee is directly or indirectly paid remuneration or entitled to such payment by an Employer including any hours for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer.

         Section 2.36. "Investment Manager" shall mean an investment manager as defined in ERISA section 3(38).

         Section 2.37. "Lay Off" or Laid Off" shall mean a Participant's involuntary separation from service with an Employer because of a reduction in work forces at a time when there is no further work available with an Employer for which the Participant is qualified.

         Section 2.38. "Leased Employee" shall mean an individual who is not an Employee but who would be a leased employee as defined in Code section 414(n), but for the one year service requirement of Code section 414(n)(2)(B).

         Section 2.39. "Matured" in reference to Deposits and Employer Contributions shall mean that the respective amount has been held in the Plan for at least twenty-four months.

         Section 2.40. "Nondeferred" in reference to Deposits shall mean that such Deposits are not deferred from current federal income taxation under Code section 401(k).

         Section 2.41. "Participant" shall mean any person who has an interest in the Trust Fund.

         Section 2.42. "Participating Affiliate" shall mean any Affiliate of the Company which: (a) adopts the Plan with the approval of the Board of Directors;
(b) authorizes the Board of Directors and the Employee Benefits Committee to act for it in all matters arising under or with respect to the Plan; and (c) complies with such other terms and conditions relating to the Plan as may be imposed by the Board of Directors.

         Section 2.43. "Plan" shall mean this Public Service Electric and Gas Company Employee Savings Plan, including all amendments hereto which may hereafter be made.

         Section 2.44. "Plan Year" shall mean the calendar year.

         Section 2.45. "Qualified Domestic Relations Order" or "QDRO" shall mean any judgment, decree or order pursuant to a state domestic relations or community property law which relates to the provision of child support or marital property rights, which creates or recognizes the existence of an alternate payee's right to (or assigns to an alternate payee the right to) receive all or part of a Participant's Account, and which meets the requirements of (a) and (b) below, as interpreted in accordance with Code section 414(p):


          (a)  such order specifies:

               (1) the name and last known mailing address of the Participant and each alternate payee;
               (2) the amount or the percentage of the Participant's Account to be paid to each alternate payee, or the manner in which such amount or percentage is to be determined;
               (3) the number of payments or the period to which the order applies; and (4) each plan to which such order applies; and

         (b) such order does not require the Plan to:

               (1) provide any type or form of benefit or option not otherwise provided under the Plan;
               (2)  provide increased benefits; or
               (3) pay to an alternate payee amounts required to be paid to another alternate payee under a prior QDRO.

         Section 2.46. "Record Keeper" shall mean the person(s) or entity(ies) designated by the Committee to maintain the records of the Plan and Plan Accounts and to perform such other functions as may be designated by the Committee.

         Section 2.47. "Required Beginning Date" shall mean with respect to distributions to any Participant, April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2; provided, however, that with respect to distributions to any Participant who attained age 70 before July 1, 1987 and who was not a "5% owner" as defined in Section 13.1(f)(3), the Required Beginning Date for such Participant shall be April 1 of the calendar year following the calendar year in which (1) the Participant attains age 70 1/2 or (2) the Participant retires, whichever is later.

         Section 2.48. "Retirement" shall mean the termination of employment by a Participant other than by reason of his or her death:

          (a) under circumstances entitling the Participant to an immediately payable periodic retirement benefit under the Pension Plan of Public Service Electric and Gas Company, the Cash Balance Pension Plan of Public Service Electric and Gas Company or the Cash Balance Pension Plan for Represented Employees of Public Service Electric and Gas Company; and

          (b)  at or after age 65.

         Section 2.49. "Retirement Choice Program" shall mean the Retirement Choice Program for Represented Employees of Public Service Electric and Gas Company or the Public Service Electric and Gas Company Retirement Choice Program.

         Section 2.50. "Rollover Contributions" shall mean Employee contributions transferred to the Plan, in accordance with Section 4.14, from a trust under another corporate plan, each qualified under Code sections 501(a) and 401(a), respectively.

         Section 2.51. "Savings Account" shall mean that separate portion of an Account established pursuant to Section 8.1 and which consists of the sum of the following subaccounts of such Participant:

          (a) Basic Deposit Subaccount shall mean that portion of a Participant's Savings Account which evidences the value of Basic Deposits by or on behalf of a Participant under the Plan, including the net worth of the Trust Fund attributable thereto.

          (b) Supplemental Deposit Subaccount shall mean that portion of a Participant's Savings Account which evidences the value of Supplemental Deposits and Additional Lump Sum Deposits under the Plan, assets transferred by the Participant from his or her ESOP Account and Rollover Contributions to the Plan by or on behalf of a Participant, including the net worth of the Trust Fund attributable thereto.

          (c) Employer Contribution Subaccount shall mean that portion of a Participant's Savings Account which evidences the value of Employer Contributions which have been credited to a Participant's Account under Section 5.1 of the Plan (less any forfeitures), including the net worth of the Trust Fund attributable thereto.

         Section 2.52. "Supplemental Deposits" shall mean the amount, if any, of Compensation contributed to the Plan through payroll deduction by or on behalf of a Participant which is more than the maximum permitted Basic Deposit.

         Section 2.53. "Thrift Plan" shall mean the Public Service Electric and Gas Company Thrift and Tax-Deferred Savings Plan; and

         Section 2.54. "Trust Agreement" shall mean the agreement between the Company and the Trustee which provides for the management of the Trust Fund and the investment of Deposits, Employer Contributions and Rollover Contributions to the Plan and investment of the assets of ESOP Accounts.

         Section 2.55. "Trust Fund" shall mean the aggregate of Additional Lump Sum Deposits, Basic and Supplemental Deposits made by or on behalf of Participants, Rollover Contributions and Employer Contributions, together with ESOP Accounts, increased by any profits or income thereon, and decreased by any losses thereon and by any payments made therefrom.

         Section 2.56. "Trustee" shall mean any individual(s) or corporation(s) by whom any assets of the Plan are held under the Trust Agreement.

         Section 2.57. "Year of Service" shall mean the twelve consecutive month period beginning on the first day of the month in which an Employee commences employment with an Employer and each succeeding twelve consecutive month period beginning on the yearly anniversary of such day, during which the Employee completes not less than 1,000 Hours of Service; and the determination of whether an Employee shall have completed not less than 1,000 Hours of Service during any such period shall be made by crediting such Employee with 190 Hours of Service for each calendar month during such period in which the Employee is entitled to be credited with at least one Hour of Service for such month. For the purposes of this Section, there shall be included service with an Employer as an Employee or as a Leased Employee.

                                   ARTICLE III
                                  PARTICIPATION

         Section 3.1. Participation. Each Employee may become a Participant by applying with the Record Keeper to establish a Savings Account or accept a Rollover Contribution on such Employee's behalf, when an ESOP Account was established on his or her behalf or when the Employee elects to make transfers of age and service credits pursuant to the terms of the Cash Balance Plan and the Retirement Choice Program. An Employee who, at the time he/she becomes employed by the Company or a Participating Affiliate is a participant in the Thrift Plan shall be automatically enrolled in the Plan and account balances held in that plan shall be transferred to this Plan.

         By contacting the Record Keeper and using its automatic voice response system, the Employee can (a) arrange for the payment of an Additional Lump Sum Deposit to the Plan, (b) authorize his or her Employer to withhold an amount in a specified percentage of his or her Compensation, (c) authorize establishing an Account to accept transfers of age and service credits pursuant to the terms of the Cash Balance Plan and the Retirement Choice Program, (d) authorize his or her Employer to accept a Rollover Contribution from another qualified corporate plan in accordance with Section 4.12 and (e) authorize the Record Keeper and/or Employer to pay any such amount to the Trustee for investment in a Savings Account under the Plan in accordance with the Employee's instructions.

         Participation in the Plan is entirely voluntary.

         Section 3.2. Effective Date of Participation. The effective date of participation shall be the earliest of the following (a) participation in the Plan shall be effective for an Employee and payroll deductions shall commence, as soon as practicable after the Employee has applied to the Record Keeper for participation; (b) participation in the Plan for an Employee who, at the time he/she becomes employed by the Company or a Participating Affiliate, is a participant in the Thrift Plan, shall be effective from the date he/she first became a participant in that plan; (c) participation in the Plan for an Employee making a Rollover Contribution or a transfer of age and service credits pursuant to the terms of the Cash Balance Plan and the Retirement Choice Program shall be effective as soon as practicable after such Employee's Rollover Contribution or transferred age and service credits are accepted for transfer; (d) participation of an Employee in the Plan with respect to the ESOP Account became effective upon receipt by the Plan of the assets credited to the account of such Employee in the Company's TRASOP and/or PAYSOP pursuant to a merger of such plan or plans with this Plan.

                                   ARTICLE IV

                                    DEPOSITS

         Section 4.1. Basic Deposits.

          (a) An Eligible Employee who is not employed by CEA Newark Bay Services, Inc. may elect:

               (1) to make Basic Nondeferred Deposits to the Plan in an amount equal to any integral multiple of 1% of his or her Compensation up to a total of 7% each pay period; or

               (2) to have Basic Deferred Deposits made to the Plan by the Company on his or her behalf in an amount equal to any integral multiple of 1% of his or her Compensation up to a total of 7% each pay period; or

               (3) to make, or have made by the Company on his or her behalf, any combination of Deposits under (1) or (2) above, totaling up to 7% of his or her Compensation each pay period;

          (b) An Eligible Employee who is employed by CEA Newark Bay Services, Inc. may elect:

               (1) to make Basic Nondeferred Deposits to the Plan in an amount equal to any integral multiple of 1%, up to 8%, of his or her Compensation each pay period; or

               (2) to have Basic Deferred Deposits made to the Plan by his or her Employer on his or her behalf in an amount equal to any integral multiple of 1%, up to 8%, of his or her Compensation each pay period; or

               (3) to make, or have made by his or her Employer on his or her behalf, any combination of Deposits under (1) or (2) above, totaling up to 8% of his or her Compensation each pay period;

subject to the limitations of Sections 4.5 and 5.4. Basic Deposits made by or on behalf of a Participant shall be paid over by an Employer to the Trustee and deposited in the Trust Fund as soon as practicable after deduction and, in any event, within 90 days of deduction. Such Basic Deposits shall be credited as soon as practicable to such Participant's Basic Deposit Subaccount in the Plan.

         Section 4.2.  Supplemental Deposits.  Each Participant

          (a) who is not employed by CEA Newark Bay Services, Inc. and who is electing the maximum permitted Basic Deposit to the Plan may also elect:

               (1) to make Supplemental Nondeferred Deposits to the Plan in an amount equal to any integral multiple of 1% of his or her Compensation up to a total of 18% of his or her Compensation each pay period; or

               (2) to have Supplemental Deferred Deposits made by the Company on his or her behalf in an amount equal to any integral multiple of 1% up to a total of 18%, of his or her Compensation each pay period; or

               (3) to make, or have made by the Company on his or her behalf, any combination of the Deposits specified in (1) or (2) above, totaling up to 18% of his or her Compensation each pay period;

          (b) who is employed by CEA Newark Bay Services, Inc. and who is electing the maximum permitted Basic Deposit to the Plan may also elect:

               (1) to make Supplemental Nondeferred Deposits to the Plan in an amount equal to any integral multiple of 1% of his or her Compensation to a total of 17% of his or her Compensation each pay period; or

               (2) to have Supplemental Deferred Deposits made by an Employer on his or her behalf in an amount equal to any integral multiple of 1% of his or her Compensation up to a total of 17% of his or her Compensation each pay period; or

               (3) to make, or have made by an Employer on his or her behalf, any combination of the amounts specified in (1) or (2) above, totaling up to 17% of his or her Compensation each pay period;

subject to limitations of Sections 4.5 and 5.4. Supplemental Deposits made by or on behalf of a Participant shall be paid over by an Employer to the Trustee and deposited in the Trust Fund as soon as practicable after deduction and, in any event, within 90 days of deduction. Such Supplemental Deposits shall be credited as soon as practicable to such Participant's Supplemental Deposit Subaccount in the Plan.

         Section 4.3. Additional Lump Sum Deposits. Within any Plan Year, each Participant may make one or more Additional Lump Sum Deposits on a Nondeferred basis in the minimum amount of $250.00 and in such total amounts which, when aggregated with such Participant's Basic Deposits and Supplemental Deposits, do not exceed 25% of his or her Compensation for that Plan Year and subject to the limitations of Sections 4.5, 4.12 and 5.4. Additional Lump Sum Deposits made by a Participant shall be paid over by the Record Keeper to the Trustee and deposited in the Trust Fund as soon as practicable, but no later than 90 days after receipt. Such Additional Lump Sum Deposits shall be credited as soon as practicable to such Participant's Supplemental Deposit Subaccount in the Plan.

         Section 4.4. Method of Deposits. Basic Deposits and Supplemental Deposits by or on behalf of Active Participants shall be made by means of payroll deduction. For convenience of administration, if the percentage of Compensation elected to be contributed to the Plan by an Active Participant is not equal to a whole dollar amount, such amount will be increased to the next whole dollar amount in establishing the deduction to be made from such Active Participant's pay. In addition, if an Active Participant's Compensation is changed, the resulting change in deduction shall be made as soon as practicable after such change in Compensation.

         Additional Lump Sum Deposits shall be paid directly by Participants to the Record Keeper who shall forward them to the Trustee for investment in the Participant's Savings Account in accordance with his or her then current investment direction.

         Section 4.5. Limit on Deferred Deposits. In no event may the sum of a Participant's Deferred Deposits (including all other deferrals under other plans, contracts, or arrangements maintained by the Company or an Affiliate on such Participant's behalf) attributable to any taxable year of such Participant (presumably the calendar year) exceed the amount permitted by Code section 402(g) for the calendar year in which such taxable year commences. Where a Participant elects under Section 4.1 to have Deferred Deposits made by an Employer to the Plan which would otherwise exceed the limit of this Section 4.5, such excessive Deferred Deposits shall be deemed to be Nondeferred Deposits to the Plan ("Deemed Nondeferred Deposits") rather than Deferred Deposits to the Plan; provided, however, that such Deemed Nondeferred Deposits shall be subject to the limits and rules of Sections 4.1 and 4.2; and provided further, that such Deemed Nondeferred Deposits shall be deemed to be Basic Nondeferred Deposits (and, therefore, matched by Employer Contributions as set forth in Article V) to the extent possible under the limits of Sections 2.6 and 4.1, taking into account other Basic Deferred and Nondeferred Deposits of the Participant.

         Section 4.6. Distribution of Excess Deferral Amounts.

          (a) Notwithstanding any other provision of the Plan to the contrary, an Employer shall distribute any Excess Deferral Amount (as defined below), adjusted according to Section 4.6(d), to Participants who claim such allocable Excess Deferral Amounts for a calendar year. Such distribution shall be made no later than the April 15th next following the end of the calendar year for which such claim is made.

          (b) For purposes of this Section 4.6, "Excess Deferral Amount" shall mean the amount of Deferred Deposits for a calendar year that the Participant allocates to this Plan and claims pursuant to the election procedure set forth in Section 4.6(c) below; provided, however, that the "Excess Deferral Amount" to be distributed for a taxable year will be reduced by excess Deferred Deposits previously distributed to the Participant during the Plan Year beginning in such taxable year of the Participant.

          (c) A Participant's election to claim an Excess Deferral Amount for a calendar year shall be in writing, shall be submitted to the Committee no later than the March 1st next following the end of such calendar year, shall specify the Excess Deferral Amount and shall state that if such amount is not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Code sections 401(k), 408(k) or 403(b), exceeds the limit imposed on the Participant by Code section 402(g) for the taxable year (calendar year) in which the deferral occurred.

          (d)  The amount distributed to a Participant  pursuant to this Section
               4.6 with respect to a calendar year shall be increased or decreased, as applicable, by investment income or losses attributable thereto. If a loss is allocable to the Excess Deferral Amount, the amount distributed shall not be less than the lesser of (1) the Participant's Deferred Deposit Subaccount or (2) the Participant's Deferred Deposits for the Plan Year during which the Excess Deferral Amount occurred.

         Section 4.7. Code Section 401(k) Limits on Deferred Deposits.

          (a) Limitation. Deferred Deposits on behalf of Highly Compensated Participants for a Plan Year shall not exceed the amount permissible to meet the nondiscrimination test of Code section 401(k).

          (b) Distribution of Excess Contributions. The Committee shall, consistent with regulations under the Code, establish nondiscriminatory rules to meet the requirements of this Section 4.7; provided, however, that the amount of Deferred Deposits which must be distributed to any Participant under this section for a Plan Year shall be reduced by "Excess Deferral Amounts" previously distributed to the Participant for the taxable year of such Participant ending during the Plan Year.

         Section 4.8. Unmatched Employer Contributions. If, as the result of the operation of Sections 4.5, 4.6 and/or 4.7, and before the operation of Section 4.9, the combined Deposits of a Participant are adjusted in such a way that Employer Contributions previously made on behalf of a Participant for a Plan Year are no longer matched by such Participant's Basic Deposits, then the matching Employer Contributions allocated to such Participant's Account for such Plan Year shall be reduced, under nondiscriminatory rules established by the Committee, to the extent necessary to equal the percentage of Employer Contributions (as set forth in Article V) with respect to the Participant's remaining Basic Deposits for such Plan Year. The amount, if any, of previously allocated Employer Contributions in excess of the percentage of Employer Contributions (as set forth in Article V) of the Participant's remaining Basic Deposits shall be forfeited and applied to reduce future Employer Contributions to the Plan.

         Section 4.9. Code Section 401(m) Limits on Nondeferred Deposits and Employer Contributions.

          (a) Limitation. Nondeferred Deposits by, together with Employer Contributions on behalf of, Highly Compensated Participants for a Plan Year shall not exceed the amount permissible to meet the nondiscrimination tests of Code section 401(m).

          (b) Distribution of Excess Contributions. The Committee shall, consistent with regulations under the Code, establish nondiscriminatory rules to meet the requirements of this Section 4.9.

         Section 4.10. Changing Deposit Percentages. The percentage of Compensation deposited in the Plan by or on behalf of an Active Participant shall continue in effect until such Active Participant shall change the rate of such Deposits. An Active Participant may change the rate of Deposits to a higher or lower percentage of Compensation within the limitations of Sections 4.1, 4.2 and 4.5 by arranging for such change with the Record Keeper or as otherwise prescribed by the Committee. Any such change shall become effective as soon as practicable after receipt of the notice of change by the Record Keeper.

         Section 4.11. Suspension of Deposits.

          (a) An Active Participant may suspend all of the Deposits to the Plan made by such Participant or on his or her behalf at any time by arranging for such suspension with the Record Keeper or as otherwise prescribed by the Committee. Such suspension shall be effective as soon as practicable after receipt of the notice of suspension by the Record Keeper, and shall continue until such Participant elects to have Deposits resumed by arranging therefor with the Record Keeper. Payroll deductions under the Plan shall begin again as soon as practicable after such notice is received by the Record Keeper.

          (b) If, after other required and authorized deductions from an Active Participant's pay, there is not sufficient money available in any pay period to make the entire authorized payroll deduction for such Participant's Nondeferred Deposits, no payroll deduction shall be made therefor for that pay period. (c) In case of any such total suspension of Deposits, pursuant to Section 4.11(a), Employer Contributions on behalf of such Participant shall be automatically suspended for a like period.

         Section 4.12. Limit on Additional Lump Sum Deposits. No further Additional Lump Sum Deposits may be made by any Participant in any Plan Year in which the aggregate amount of all of such Participant's Deposits under the Plan exceeds 25% of such Participant's Compensation for that Plan Year. Any Additional Lump Sum Deposits inadvertently received in excess of this limitation shall be refunded to that Participant as soon as practicable following determination of such excess.

         Section 4.13. Elections. All elections under this Article IV shall be made at the time, in the manner and subject to the conditions as are specified by the Committee. Elections of Deferred Deposits shall in all cases be irrevocably made prior to the beginning of the payroll period for which such elections shall apply. In any year in which the Committee deems it necessary to do so to meet the requirements of Section 4.5, 4.7, 4.9 or 5.4 or the Code and the regulations thereunder, the Committee may reduce, for that Plan Year, the permissible amount of Deposits by or on behalf of any or all Active Participants.

         Section 4.14. Rollover Contributions. Subject to such rules as may be established by the Committee, an Employee may transfer Rollover Contributions to the Plan, to be deposited in his or her Supplemental Deposit Account. The Employee must certify that such amount to be transferred as a Rollover
Contribution qualifies for such transfer under the Code and regulations thereunder and must submit such information or evidence, satisfactory to the Committee, that it may require in order to approve such transfer. The Committee may impose such nondiscriminatory requirements on such transfer as it deems necessary or desirable. In addition, Rollover Contributions shall then be subject to all terms and conditions of this Plan and the Trust Agreement and shall be treated in the same manner as Supplemental Deposits, unless the context of the Plan or Trust requires otherwise.

         Section 4.15 Transfers from the Thrift Plan. Any Employee who, at the time he/she becomes employed by the Company or a Participating Affiliate, is a participant in the Thrift Plan, shall automatically be enrolled in the Plan and all balances in the Thrift Plan shall be transferred to the Plan and all contribution and investment elections in effect for the Thrift Plan shall remain in effect, subject to change pursuant to the operation of Sections 4.10, 4.11 and 6.2 hereof.

                                    ARTICLE V

                             EMPLOYER CONTRIBUTIONS

         Section 5.1. Amount and Payment of Employer Contributions. Each Employer shall contribute to the Plan on behalf of Participants who are Eligible Employees, who are its Employees and who are making or having Basic Deposits to the Plan made on their behalf, an amount equal to 50% of the aggregate of such Basic Deposits, except to the extent that such Basic Deposits are reduced or distributed as provided in Sections 4.5 through 4.9, and except as provided in this Article V and in Section 11.4.

         Employer Contributions shall be allocated as Nondeferred. Employer Contributions with respect to a Plan Year shall be paid to the Trustee not later than the due date (including extensions of time) for filing Enterprise's consolidated Federal income tax return for such year. All Employer Contributions may be made without regard to current or accumulated earnings of the Employer. Notwithstanding the foregoing, the Plan shall be designated a profit sharing plan for purposes of Code sections 401(a), 402, 412 and 417.

         Section 5.2. Employer Contributions in Enterprise Common Stock. Employer Contributions with respect to Basic Deposits in excess of 5% of Compensation for Participants who are employed by an Employer other than CEA Newark Bay Services, Inc. shall be made in shares of Enterprise Common Stock. Employer Contributions with respect to Basic Deposits in excess of 6% of Compensation for Participants who are employed by CEA Newark Bay Services, Inc. shall be made in shares of Enterprise Common Stock. Any such shares credited to a Participant's account shall be acquired in the same manner as shares acquired for the Enterprise Common Stock Fund established pursuant to Section 7.2, be invested in that Fund and not be available for transfer to any other Fund or withdrawal from the Plan prior to the Participant's termination of employment by the Company or any Affiliate. Notwithstanding the foregoing, any portion of a Participant's Account invested in the Enterprise Common Stock Fund that is apportioned for an alternate payee under a QDRO in accordance with Article XXII may be transferred out of such Fund or withdrawn from the Plan at any time.


         Section 5.3. Reduction of Employer Contributions by Forfeitures. The amount of an Employer's Contribution shall be reduced by the amount of the reduction of an unmatched Employer Contribution allocable to a Highly Compensated Participant as provided in Sections 4.7, 4.8 and 4.9, by the amount of any forfeiture as a result of termination of the employment of an Active Participant as provided in Section 11.2 or as a result of the Employer's inability to locate a Participant or beneficiary to whom a benefit hereunder is due as provided in Section 11.14.

         Section 5.4. Maximum Annual Additions. The maximum Annual Addition, as defined in Section 12.1, for any Plan Year to any Participant's Account may not exceed the amount provided for by Code section 415(c). The rules governing the application of this Section 5.4 and other limitations imposed by Code section 415 are more fully set forth in Article XII.

         Section 5.5. Return of Employer Contributions.

          (a) Notwithstanding any provision of the Plan to the contrary, any Employer Contribution made to the Plan by reason of mistake of fact may be returned to the Employer making such Employer Contribution, provided the return of such Employer Contribution is made within one year from the date the mistaken payment was made and any amount so returned shall be disposed of as the Committee shall direct.

          (b) If the Internal Revenue Service determines that any contribution by an Employer to the Plan is not deductible under Code section 404, such Employer shall have the option, which it may exercise within one year after the date of the disallowance of such deduction, to have such contribution returned to the Employer and any amount so returned shall be disposed of as the Committee shall direct.

         Section 5.6. Allocation from Cash Balance Plan. Pursuant to the Cash Balance Plan and the Retirement Choice Program, Participants who so elect may have certain service and age points otherwise allocated to them under the Cash Balance Plan made as an Employer Contribution to their Savings Accounts under this Plan. All amounts so elected shall be accepted by the Trustee and invested in accordance with Section 6.1. No amounts attributable to Employer Contributions resulting from Participant elections made pursuant to the Cash Balance Plan and the Retirement Choice Program shall be available for withdrawal from the Plan until the Participant's termination of employment by the Company or any Affiliate.

                                   ARTICLE VI

                           SAVINGS ACCOUNT INVESTMENTS

         Section 6.1. Investment of Deposits, Rollover Contributions and Employer Contributions. Deposits, Rollover Contributions and Employer Contributions to the Plan shall be invested by the Trustee under the Trust Agreement in the Funds established pursuant to Section 7.1. Upon enrolling in the Plan, each Participant shall specify, in such form as shall be prescribed by the Committee, the percentage (which shall be an integral multiple of 1% - including 0% but not exceeding 100% in the aggregate) of Deposits to his or her Savings Account which shall be invested in each of such Funds. Subject to
Section 5.2 with respect to Employer Contributions made in shares of Enterprise Common Stock, Employer Contributions with respect to Basic Deposits shall be invested by the Trustee for the Account of the Active Participant in the same Funds and in the same percentages as directed by such Participant with respect to the Basic Deposits to his or her Savings Account. Rollover Contributions may be invested in funds under the Plan in such dollar amounts as shall be designated by the Participant. Notwithstanding anything to the contrary herein, a Participant who, at the time he/she becomes an Employee, is a participant in the Thrift Plan, shall continue the same investment elections as he/she maintained in the Thrift Plan until a change in investment direction is made in conformity with Section 6.2 hereof.

         Section 6.2. Change in Investment Direction. Any investment direction given by a Participant under Section 6.1 shall continue in effect until changed by the Participant. A Participant may change any such direction by giving notice of such change in the form prescribed by the Committee. Any such change shall become effective as soon as practicable after receipt of the notice of change by the Record Keeper. A change in investment direction under this Section 6.2 shall not automatically cause a transfer of investments under Section 6.3.

         Section 6.3. Transfer/ Reallocation of Investments.  Subject to Section
5.2 with respect to the limitation on the transfer of Employer Contributions made in shares of Enterprise Common Stock, a Participant may:

          (a) direct that all or any part (in integral multiples of 1%) of his or her interest in any one or more of the Funds be transferred to any one or more of the other Funds, except that no transfer may be made into a Participant's ESOP Account. A Participant may also transfer his or her ESOP Account assets (in integral multiples of 1%, but not exceeding 100% in the aggregate) into any one or several of the Funds. However, any transfer from a Fund shall be subject to such contractual limitations regarding transfers from such Fund as may exist from time to time under the contracts governing investments held in such Fund. A direction to transfer all or a portion of a Participant's interest in a Fund shall be made by giving notice in the form prescribed by the Committee. Subject to any contractual limitations that may be applicable, any such transfer shall be made as soon as practicable after receipt of the notice of such transfer by the Record Keeper; or

          (b) reallocate all or any part (in integral multiples of 1%) of his or her interest among the Funds, except that no funds may be reallocated into or out of a Participant's ESOP Account. Any such reallocation shall be subject to such contractual limitations as may exist from time to time under the contracts governing investments held in such Funds. A direction to reallocate a portion of a Participant's interest in a Fund shall be made by giving notice in the form prescribed by the Committee. Subject to any contractual limitations that may be applicable, any such reallocation shall be made as soon as practicable after receipt of the notice of such reallocation by the Record Keeper;


         Section 6.4. Quarterly Automatic Rebalancing. Subject to the limitation contained in Section 5.2 with respect to the transfer of Employer Contributions made in shares of Enterprise Common Stock and excluding investments in the Participant's ESOP Account, a Participant may elect automatically rebalance his or her Account among some or all of the Funds at the end of each calendar quarter. Any such rebalancing shall also be subject to those contractual limitations regarding transfers from certain Funds as may exist from time to time under the contracts governing investments held in such Funds. A direction to elect to quarterly automatic rebalancing of a Participant's Account shall be made by giving notice in the form prescribed by the Committee and shall be in effect until an election is made to discontinue such rebalancing. Subject to any applicable contractual limitations, such rebalancing shall commence as soon as practicable after the Record Keeper's receipt of the notice of such election and shall occur on, or as soon as practicable following, the end of each subsequent calendar quarter.

         Section 6.5 Loans. Participants may receive loans from their Savings Accounts under the provisions of Section 11.13. A loan to a Participant shall be considered an investment of such Participant's Savings Account and the principal amount of the loan shall be treated as a separate investment within the various subaccounts. Repayments of the principal amount of the loan shall reduce such corresponding investments of each such subaccount in the inverse order of such investment and repayments of such principal along with any accrued interest thereon shall be invested in the Funds in accordance with the Participant's then current investment direction. Loan amounts shall be taken from subaccounts in the following order:

         (a) Deferred Deposits;
         (b) Unmatured Vested Employer Contributions;
         (c) Matured Vested Employer Contributions;
         (d) Rollover Contributions;
         (e) Unmatured Post-1986 Nondeferred Deposits;
         (f) Matured Post-1986 Nondeferred Deposits;
         (g) Pre-1987 Nondeferred Deposits.

Loan proceeds shall not be taken from a Participant's ESOP Account, from that portion of a Participant's Savings Account attributable to Employer Contributions made in shares of Enterprise Common Stock or from that portion of a Participant's Savings Account attributable to age and service credits transferred from the Cash Balance Plan as a result of Participant elections made pursuant to the Cash Balance Plan and the Retirement Choice Program.

                                   ARTICLE VII

                              SAVINGS ACCOUNT FUNDS


         Section 7.1. Establishment of Funds. Except as provided in subparagraph 7.1(b), the following Funds shall be established exclusively for the collective investment of Trust Fund assets attributable to Participant Savings Accounts, as directed by Participants:

          (a) One or more "Equities Funds", the assets of which shall principally be invested, directly or indirectly, in common stocks of domestic or foreign corporations. To the extent practicable, no Equities Fund shall invest in Enterprise Common Stock.

          (b) One or more 'Fixed Income Funds' the assets of which shall be (1) held by an insurance company, banking institution or other corporate entity pursuant to an agreement containing provisions for the repayment in full of the amounts transferred to the insurance company, banking institution or other corporate entity plus interest at a fixed annual rate for a specified period, or
               (2) invested in direct obligations of the United States Government agencies thereof, or in obligations guaranteed as to the payment of principal and interest by the United States Government or agencies thereof, or in fully insured bank deposits, or fixed income private or public securities or (3) invested in assets that meet the criteria in (1) and (2) whose benefit responsiveness, liquidity and/or maturity date is provided for by a third party, or (4) invested in short-term investments, including, in all cases, a commingled fund or common trust and excluding, in all cases, securities issued by any
               Employer, except that this limitation shall not apply to securities held by any commingled fund or common trust in which any portion of a 'Fixed Income Fund' shall be invested. The terms of such agreements and the identity of such insurance companies, banking institutions, other corporate entities and/or third parties shall be determined by the Committee from time to time.

         At the election of the Committee, any Fixed Income Fund established hereunder may be merged or combined with the fixed income fund maintained by the Company pursuant to the Employee Savings Plan.

          (c) An "Enterprise Common Stock Fund", the assets of which shall principally be invested in Enterprise Common Stock.

          (d) One or more "Equities Index Funds", the assets of which shall principally be invested, directly or indirectly, in common stocks substantially comprising the Standard and Poor's 500 Index.

          (e) One or more "Government Obligations Funds", the assets of which shall principally be invested, directly or indirectly, in debt obligations issued or guaranteed by the U. S. Government, its agencies or instrumentalities.

          (f) One or more "Balanced Funds", the assets of which shall be principally invested, directly or indirectly, in a combination of the common stocks and fixed-income securities of domestic corporations.

         Notwithstanding the foregoing, any or all of the above Funds may be temporarily maintained in cash, or may be invested directly or indirectly in certain short-term obligations as permitted by the Trust Agreement. Dividends, interest and other income in respect of any Fund shall be reinvested in the same Fund to the extent not used to pay expenses of the Plan. Except as otherwise limited by the provisions of this Plan, withdrawals, distributions and forfeitures, except as otherwise specified in the Plan, shall be charged pro rata against the various Funds in which the subaccounts from which such withdrawals, distributions or forfeitures are then invested.

         Section 7.2. Enterprise Common Stock Fund.

          (a) Enterprise Common Stock purchased for the Enterprise Common Stock Fund shall be purchased by the Trustee on the open market or directly from Enterprise should Enterprise elect to make such sales.

          (b) If Enterprise shall elect to sell shares of Enterprise Common Stock directly to the Plan, the price to be paid by the Trustee for any such purchases shall be the average of the high and low sales prices of Enterprise Common Stock as reported by the New York Stock Exchange. Inc. on the date of purchase.

          (c) All voting discretion, including the power to decide whether or not to tender Enterprise Common Stock in connection with a tender offer, with respect to the shares of Enterprise Common Stock held under the Enterprise Common Stock Fund for the Account of a Participant (whether vested or not vested) shall be vested in the Trustee. However, the Trustee shall vote all such shares in accordance with the directions of such Participant. Within a reasonable time before voting rights are to be exercised, the Employer or the Trustee shall cause to be sent to each Participant entitled to give voting instructions all information that Enterprise has or will distribute to shareholders of Enterprise Common Stock regarding the exercise of such voting rights. Shares with respect to which no voting instructions are received shall not be voted by the Trustee. (d) If, during the course of the Plan, Enterprise should grant to the holders of Enterprise Common Stock rights to subscribe to an issue or issues of securities of Enterprise, any such rights attaching to the shares of Enterprise Common Stock held by the Trustee under the Enterprise Common Stock Fund shall be sold by the Trustee and the net proceeds applied by the Trustee to the purchase of Enterprise Common Stock on the open market for such Fund. Stock dividends on shares held by the Enterprise Common Stock Fund, and stock issued upon any split of such shares, shall be credited to such Enterprise Common Stock Fund.


                                  ARTICLE VIII

                                SAVINGS ACCOUNTS

         Section 8.1. Establishment of Savings Accounts. The Committee shall maintain or cause to be maintained a Savings Account for each Participant which shall consist of the following subaccounts: Basic Deposit Subaccount, Supplemental Deposit Subaccount and Employer Contribution Subaccount, the assets of which shall be invested as provided in Section 5.2 or pursuant to the direction of the Participant as provided in Article VI. The assets of each such subaccount of the Savings Account shall be identified as to Nondeferred or Deferred.

         Section 8.2. Measure of Savings Accounts.

          (a) The interests of Participants in the Funds shall be measured by participating units in the particular Fund, the number and value of which shall be determined as of each business day as provided in the next paragraph. Each participating unit shall have an equal beneficial interest in the Fund, and none shall have priority or preference over any other.

          (b) As soon as practicable at the end of each business day, the Trustee shall determine the value of each such Fund as of such business day in the manner prescribed in Section 8.3. The value so determined shall be divided by the total number of participating units allocated to the Accounts of Participants participating in such Fund in accordance with subsection (a) as of the prior business day. The resulting quotient shall be the value of a participating unit as of such business day and participating units shall be allocated, as such value, to and from the Fund subaccounts of Participants for all transactions by them or on their behalf with respect to the current business day. The value of all participating units allocated to Participants' Fund subaccounts shall be redetermined in a similar manner each succeeding business day and participating units shall be allocated to and from the Accounts of Participants participating in such Fund at such value for all transactions with respect to such business day. Fractional units shall be calculated to such number of decimal places as shall be determined by the Committee from time to time.

          (c) If a Participant shall direct pursuant to Section 6.3 that his or her interest in a Fund or any part thereof shall be transferred to another Fund or Funds, or if such Participant's interest in a Fund or any part thereof is distributed, withdrawn, borrowed or forfeited under Articles IV or XI, the number of participating units representing such interest or portion thereof as of the applicable business day shall be canceled for purposes of any subsequent determination of the number of and value of the participating units in such Fund.

         Section 8.3. Valuation of Funds. The value of a Fund as of any business day shall be the market value of all assets (including any uninvested cash) held by the Fund as determined by the Trustee, reduced by the amount of any accrued liabilities of the Fund on such business day and increased by Deposits, Rollover Contributions and Employer Contributions with respect to such business day. The Trustee's determination of market value shall be binding and conclusive upon all parties.

         Section 8.4. Valuation of Savings Accounts. The value of a Participant's subaccount for any Fund as of any business day shall be the value of the participating units allocated to the Participant's subaccount for such Fund as of such business day. The value of a Participant's Account as of any business day shall be the aggregate of the values of such subaccounts, determined as provided in the preceding Sections of this Article VIII.

         Section 8.5. Separate Accounting. The amounts of Deferred Deposits in a Participant's Savings Account shall at all times be separately accounted for from other amounts in such Savings Account, by allocating investment gains and losses on Deferred Deposit amounts on a reasonable pro rata basis and by adjusting the Deferred and other portions of the subaccounts of a Participant's Savings Account for withdrawals, distributions, borrowings and contributions. Gains, losses, withdrawals, distributions, borrowings, forfeitures and other credits or charges shall be separately allocated between such Deferred Deposit amounts and other portions of the subaccounts on a reasonable and consistent basis.

                                   ARTICLE IX

                                  ESOP ACCOUNTS

         Section 9.1. Maintenance of Separate Accounts. Each ESOP Account shall be maintained on the basis of shares of Enterprise Common Stock allocated to such ESOP Account, with each ESOP Account being credited with the number of full and fractional shares of Enterprise Common Stock so allocated.

         Section 9.2. Allocation of Distributions. Any distributions received by the Plan with respect to Enterprise Common Stock allocated to a Participant's ESOP Account shall be allocated to such ESOP Account.

         Section 9.3. Withdrawals or Transfers

          (a) Notwithstanding any provision in the Plan to the contrary, a Participant may withdraw in accordance with Section 11.3 or 11.4 or transfer in accordance with Section 6.3, the shares of Enterprise Common Stock allocated to Participant's ESOP Account or the cash value thereof.

          (b) With respect to an election of a Participant to withdraw Enterprise Common Stock from Participant's ESOP Account, the shares of Enterprise Common Stock, or the cash value at the election of the Participant, shall be distributed in accordance with Article XI, provided that such Participant elects to withdraw all full and fractional shares of Enterprise Common Stock allocated to such ESOP Account or the cash value thereof. Such distribution shall be made as soon as practicable after receipt by the Record Keeper of the Participant's election to withdraw.

          (c) With respect to an election of a Participant to transfer the cash value of all full and fractional shares of Enterprise Common Stock from the Participant's ESOP Account to the Participant's Savings Account, such transfer shall be made as soon as practicable after receipt by the Record Keeper of the Participant's election to transfer, shall be deposited in the Participant's Savings Account, shall be invested in one or more (in multiples of 1% up to an aggregate of 100%) of the Savings Account Funds as such Participant shall designate and thereafter shall be deemed a Rollover Contribution and treated accordingly. The cash value of each share of Enterprise Common Stock so transferred shall be equal to the price of a share of Enterprise Common Stock actually received by the Trustee.

          (d)  A Participant may not borrow from his or her ESOP Account.

         Section 9.4. Dividends and Other Income. Unless otherwise directed as hereinafter provided, dividends paid in cash with respect to Enterprise Common Stock allocated to a Participant's ESOP Account shall be distributed to the Participant as soon thereafter as practicable and, in any event, not later than 90 days after the close of the Plan Year in which paid. Enterprise Common Stock delivered to the Trustee pursuant to a stock dividend, stock split or reorganization, shall be allocated to the ESOP Account of Participants in that proportion which the shares of each Participant's ESOP Account bears to the total shares of all Participants' ESOP Accounts.

         Section  9.5.  Voting of ESOP  Account  Common  Stock.  As  provided in
Section 7.2 with respect to the Enterprise Common Stock Fund, all voting discretion with respect to stock held in a Participant's ESOP Account, including the power to decide whether or not to tender Enterprise Common Stock in connection with a tender offer, shall be vested in the Trustee. Each Participant shall be entitled to direct the Trustee as to the manner in which voting rights attributable to Enterprise Common Stock (including fractional shares or fractional rights to shares) allocated to such Participant's ESOP Account are to be exercised. Within a reasonable time before voting rights are to be exercised, the Trustee or the Employer shall cause to be sent to each Participant entitled to give voting instructions all information that Enterprise has or will distribute to shareholders of Enterprise Common Stock regarding the exercise of such voting rights. Such voting rights shall be exercised by the Trustee but only to the extent directed by a Participant. Shares with respect to which no voting instructions are received shall not be voted by the Trustee.

                                    ARTICLE X

                                     VESTING

         Section 10.1. Vesting of Employer Contributions.

          (a) Upon completion of five Years of Service, a Participant shall have a 100% vested interest in his or her Savings Account attributable to Employer Contributions made on behalf of such Participant during any Plan Year. In addition, if a Participant is eligible for Retirement, suffers a Disability, is Laid Off or dies, such Participant shall have a 100% vested interest in his or her Savings Account attributable to Employer Contributions for all Plan Years.

          (b) For purposes of determining Years of Service, a Participant shall not be considered to have interrupted his or her continuous service as a result of a leave of absence or as a result of a termination of employment; provided, however, that the periods of absence from employment for these reasons shall not be counted toward Years of Service for vesting purposes.

         Section 10.2. Vesting of Deposits, Rollover Contributions and the ESOP Account. A Participant's interest in his or her Savings Account attributable to Deposits and Rollover Contributions for all Plan Years and in his or her ESOP Account shall be 100% vested at all times.

                                   ARTICLE XI

                      ACCOUNT DISTRIBUTIONS AND WITHDRAWALS

         Section 11.1. Distribution Upon Retirement, Disability, Lay Off or Death. If a Participant terminates employment on account of Retirement or Disability, is Laid Off or dies, then, in that event, the Participant's Savings Account, determined as of the business day coinciding with or next following the date of the last Deposit made by or which would have been made on behalf of such Participant, together with the Participant's ESOP Account, shall:

          (a) if the value of such Account as so determined is $3,500 ($5,000 for Annuity Starting Dates after 12/31/98) (or such other amount established by law) or less, be distributed, subject to the provisions of Section 11.10(c), as soon as practicable to the Participant, or in the case of death of the Participant, to the Participant's beneficiary as determined in accordance with
               Article XIV or, if none, to the Participant's estate; or

          (b) if the value of such Account as so determined shall exceed $3,500 ($5,000 for Annuity Starting Dates after 12/31/98) (or such other amount established by law), be distributed upon the earliest of the Participant's Required Beginning Date, the death of such Participant or the receipt by the Record Keeper of an application for distribution (which may be for less than all of the Participant's Account balance provided, however, that the amount of distribution shall be at least $200, unless such distribution is of 100% of the remaining value of such Participant's Account) in a form prescribed by the Committee.

         Section 11.2. Distribution Upon Other Termination of Employment. Upon termination of a Participant's employment with an Employer or for reasons other than Retirement, Disability, Lay Off or death, the vested portion of the Participant's Account, determined as of the business day coinciding with or next following the date of the last Deposit made by or which would have been made on behalf of such Participant, or, if none, the date coinciding with or next following the date of termination, shall:

          (a) if the value of such Account as so determined is $3,500 ($5,000 for Annuity Starting Dates after 12/31/98) (or such other amount established by law) or less, be distributed, subject to the provisions of Section 11.9(c), as soon as practicable to the Participant, or, in the case of death of the Participant after termination of employment but prior to such distribution, to the Participant's beneficiary, or, if none, to the Participant's estate; or

          (b) if the value of such Account as so determined shall exceed $3,500 ($5,000 for Annuity Starting Dates after 12/31/98)(or such other amount established by law) be distributed upon the earliest of the Participant's Required Beginning Date, the death of the Participant or the receipt by the Record Keeper of an application for distribution (which may be for less than all of the Participant's Account balance provided, however, that the amount of distribution shall be at least $200, unless such distribution is of 100% of the remaining value of such Participant's Account) in a form prescribed by the Committee.

         Any nonvested portion of the Participant's Account, determined as of the date of termination, shall be forfeited and shall be applied thereafter to reduce a subsequent contribution or contributions of the Employer as provided in
Section 5.2. If such former Participant is rehired by an Employer on or before the end of and is employed by an Employer at the end of the fifth Plan Year after the Plan Year in which such termination occurred, then such nonvested portion of the Participant's Account shall be reinstated by the Employer and the Participant's right thereto shall be determined as if the Participant had not terminated employment, provided that the Participant repays to the Plan the amount of any distribution paid to him or her on account of the termination of employment.

         The nonvested portion of the Participant's Account, determined as of the date of termination, shall be forfeited as of the earlier of (i) the date the Participant receives a cash-out distribution as described in Treasury Regulation section 1.411(a)-7(d) or (ii) the time at which the terminated Participant experiences five consecutive one-year breaks in service, and shall be applied thereafter to reduce a subsequent contribution or contributions of the Employer as provided in Section 5.2.

         Any Participant who receives a distribution under this Section 11.2 shall be prohibited from participating in the Plan for the period of three months following such distribution.

         Section 11.3 Partial Distributions Following Termination of Employment. A Participant who elects pursuant to Section 11.1(b) or 11.2(b) to continue participation in the Plan following termination of employment may, subsequent to such Participant's termination of employment but prior to his or her Required Beginning Date, upon application to the Committee in such format as it may determine, withdraw all or part of such Participant's Account in minimum amounts of $200.00 per withdrawal. Such withdrawals may be limited to after-tax withdrawals.

         Withdrawals shall be taken from a Participant's Plan subaccounts in the following order:

          (a)  After-tax withdrawals:

               (1)  Pre-87 Nondeferred Deposits;

               (2)  Post-86 Nondeferred Deposits and earnings thereon;

               (3)  Earnings on Pre-87 Nondeferred Deposits.

          (b)  Partial withdrawals:

               (1)  Pre-1987 Nondeferred Deposits;

               (2)  Post-1986 Nondeferred Deposits and earnings thereon;

               (3)  Rollover Contributions and earnings thereon;

               (4)  Earnings on pre-1987 Nondeferred Deposits;

               (5)  Vested Employer Cash Contributions and earnings thereon;

               (6)  Vested Employer Stock Contributions and earnings thereon;

               (7) Vested Employer Cash Balance Contributions and earnings thereon; (8) Deferred Deposits and earnings thereon.

         Section  11.4.   Withdrawal  of   Nondeferred   Deposits  and  Employer
Contributions  During  Employment.

          (a) A Participant may, by application to the Record Keeper in the form prescribed by the Committee, request to withdraw from the Plan any or all of his or her Nondeferred Deposits and earnings thereon, Rollover Contributions and earnings thereon and Vested Employer Contributions (except for Employer Contributions resulting from Participant elections made pursuant to the Cash Balance Plan and the Retirement Choice Program) as well as earnings thereon; provided, however, that the amount withdrawn shall be at least $200, unless such withdrawal is of 100% of the value of such Participant's Savings Account.

          (b) If a withdrawal includes Deposits that are not Matured, Employer Contributions with respect to such Participant shall be suspended for a period of three months.

          (c) Withdrawals shall be taken from a Participant's Savings Plan subaccounts in the following order:

               (1)  Pre-1987 Nondeferred Deposits;
               (2) Matured Post-1986 Nondeferred Deposits and earnings thereon;
               (3) Unmatured Post-1986 Nondeferred Deposits and earnings thereon;
               (4)  Rollover Contributions and earnings thereon;
               (5)  Earnings on pre-1987 Nondeferred Deposits;
               (6) Matured Vested Employer Contributions and earnings thereon;
               (7) Unmatured Vested Employer Contributions and earnings thereon.

          (d)  Any  withdrawal  made by a  Participant  pursuant to this Section
               11.3 shall be made from all Funds in which the Nondeferred Deposits, Rollover Contributions and Employer Contributions by or on behalf of such Participant are invested and shall be charged pro rata against such subaccounts in the Participant's Savings Account.

          (e) The amount of any withdrawal made by a Participant pursuant to this Section 11.3 shall be determined as of the close of the business day on which the notice of withdrawal is received by the Record Keeper.

          (f) Notwithstanding any of the foregoing, no withdrawals of Employer Contributions made in shares of Enterprise Common Stock shall be permitted prior to the date that the Participant terminates his or her employment.

         Section 11.5. Withdrawals of Deferred Deposits During Employment After Age 59 1/2. A Participant over the age 59 1/2 may withdraw all or a portion of the value of his or her Savings Account attributable to the Deferred Deposits. The value of such Deferred Deposits for the purpose of such withdrawal shall be determined as of the close of the business day in which the notice of withdrawal is received by the Record Keeper. The minimum withdrawal permitted shall be $200, unless such withdrawal is 100% of the current value of the Deferred portion of a Participant's Savings Account.

         Section 11.6. Hardship Withdrawals.

          (a) Upon the application of any Participant, or his or her legal representative, the Committee, in accordance with a uniform nondiscriminatory policy, shall permit such Participant to withdraw such portion of the value of his or her vested Savings Account as deemed to be necessary for the purpose of:

               (1) Expenses for medical care described in Code section 213(d) previously incurred by the Participant, the Participant's spouse or any dependents (as defined in Code section 152) of the Participant or necessary for these persons to obtain medical care described in Code section 213(d);

               (2) Costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

               (3) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant's spouse, children or any dependents (as defined in Code section 152) of the Participant; or

               (4)  Payments   necessary   to  prevent   the   eviction  of  the
                    Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.


          (b) A Participant or legal representative making application under this Section 11.6 shall have the burden of presenting to the Committee satisfactory proof of such need. The Committee shall not permit withdrawal under this Section without first receiving such proof as it shall deem necessary to demonstrate such hardship.

          (c) The amount which may be withdrawn shall be withdrawn, as necessary, in the following order:

               (1) Nondeferred Deposits together with vested Employer Contributions, in the order prescribed by Section 11.4, but without regard to the limitations on withdrawals of Section 11.4;

               (2)  Deferred Supplemental Deposits; and

               (3)  Deferred Basic Deposits.

          (d) A withdrawal will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

               (1) The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant,

               (2) The Participant has obtained all distributions, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Company or an Affiliate,

               (3) The Participant is prohibited under the terms of the Plan or an otherwise legally enforceable agreement from making elective contributions and employee contributions to the Plan and all other plans maintained by the Company or an Affiliate for at least 12 months after receipt of the hardship withdrawal, and

               (4) The Plan and all other plans maintained by the Employer, provide that the Participant may not make elective contributions for the Participant's taxable year immediately following the taxable year of the hardship withdrawal in excess of the applicable limit under Code section 402(g) for such next taxable year less the amount of such Participant's elective contributions for the taxable year of the hardship withdrawal. A Participant shall not fail to be treated as an eligible Participant for purposes of paragraph (b) of this Section merely because he is suspended in accordance with this provision.

          (e) If a Participant shall make a withdrawal pursuant to this Section 11.6, then (1) the Participant shall not be permitted to make Deposits (including Additional Lump Sum Deposits) to the Plan during the one year period beginning on the date of receipt of such withdrawal and (2) a Participant's Deferred Deposits for the Participant's taxable year next following the taxable year of the hardship withdrawal may not exceed the limit established under Code section 402(g) less the amount of Deferred Deposits made by the Participant in the year of such withdrawal.

          (f) Amounts available for hardship withdrawals with respect to Deferred Deposits will be limited to the amount of a Participant's Deferred Deposits, plus earnings allocable thereto which were credited to Participant's Accounts as of December 31, 1988, less the amount of any previous hardship withdrawals.

          (g) A hardship withdrawal from the Savings Account shall not be permitted unless and until a Participant has withdrawn, pursuant to Section 9.3, all Enterprise Common Stock from his or her ESOP Account. (h) The hardship withdrawal shall be paid to the Participant in the amount approved as soon as practicable after his or her application is approved by the Committee. (i) Notwithstanding any of the foregoing, no withdrawals of Employer Contributions made in shares of Enterprise Common Stock or resulting from Participant elections made pursuant to the Cash Balance Plan and the Retirement Choice Program shall be permitted prior to the date that the Participant terminates his or her employment.

         Section 11.7. Suspension of Participation. If a Participant shall cease to be an Eligible Employee, Deposits and Employer Contributions to his or her Savings Account shall be suspended and no Additional Lump Sum Deposits shall be permitted to be made during the period of ineligibility. Distribution of such Participant's Account shall be deferred until such Participant's termination of employment with an Employer, whereupon the Participant's Savings Account shall be distributed in accordance with the applicable provisions of this Article XI. Such Participant shall continue to be deemed a Participant for all purposes other than for Articles IV and V during such period of ineligibility.

         Section 11.8. Transfer of Employment. If a Participant shall be transferred to the employ of an Affiliate of the Company, distribution of such Participant's Account shall be deferred until the Participant is no longer in the employ of the Company or any Affiliate, whereupon the Participant's Account shall be distributed in accordance with the applicable provisions of this
Article XI. Such transferred Participant shall continue to be deemed a Participant for all purposes other than for Articles IV and V during such period of deferral of distribution.

         Section 11.9. Form of Distributions.

          (a) All distributions from the Plan shall be made in money by check, except that in the case of a lump sum distribution only, other than a hardship withdrawal in accordance with Section 11.6, a Participant may, by notice to the Record Keeper in the form prescribed by the Committee, elect to have any whole shares of Enterprise Common Stock held for such Participant's Enterprise Common Stock Fund subaccount and/or ESOP Account distributed in shares of Enterprise Common Stock. The value of any fractional shares shall be paid in money by check. Such an election may be made at any time prior to the distribution under Section 11.1 and
               11.2 or prior to receipt by the Record Keeper of the notice of withdrawal in the case of a distribution under Sections 11.3 or
               11.4. If no such election is made, the entire value of the amount of the Participant's Account being distributed shall be distributed in money by check.

          (b) All distributions from the Plan shall be made in one lump sum, except that, in the case of a distribution from a Participant's Account on account of a Participant's Retirement, such Participant may elect to have his or her Account, including the ESOP Account, which is to be transferred into one of the Savings Account Funds, distributed in annual or quarterly payments in money by check by the Trustee in amounts as nearly equal as possible for a specified number of years up to ten years. Each payment shall be an amount equal to the Participant's Savings Account as of the applicable date divided by the number of payments remaining. If a Participant shall die prior to complete distribution of his or her Savings Account pursuant to this subparagraph (b)(1), the value of the Participant's Savings Account shall be distributed as soon as practicable in a lump sum to the Participant's beneficiary, or, if none, to the Participant's estate. The amount so distributed after a Participant's death shall be the remaining value of Participant's Savings Account determined as of the business day coinciding with or next following the date of the Participant's death.

          (c) If no election is made under subparagraph (b) above, and the value of a Participant's Savings Account, when aggregated with the value of any ESOP Account of the Participant, determined in accordance with Article IX, exceeds $3,500, a distribution will be made in one lump sum at the time provided for in Section 11.1 or Section 11.2, except as otherwise provided in Section 11.6.
               (d) Anything to the contrary notwithstanding, any Savings Account distribution to be made to a Participant under subparagraph (b) above shall be made in such a manner that the present value of the payments to be made to the Participant during his or her life expectancy are calculated to be more than 50% of the present value of the total payments to be made to the Participant and any beneficiaries.

         Section 11.10. Time of Distributions.

          (a) All distributions from the Plan shall commence as soon as practicable, and in any event no later than 60 days after the close of the Plan Year in which the Participant terminates employment, reaches his or her Required Beginning Date, dies, or, if applicable, requests distribution under Section 11.1 and 11.2, or 60 days after the close of the Plan Year in which the Participant elects to withdraw funds from the Plan in the case of distributions under Sections 9.3, 9.4, 11.4, and 11.5.

          (b) In the case of a distribution over a period of years under subparagraph (b) of Section 11.9, the initial payment shall be made at a time determined in accordance with subparagraph (a) of this Section 11.10. In the case of annual distributions, the remaining annual payments shall be made in successive calendar years on such date each year as shall be determined by the Committee, subject to the provisions of subparagraph (b) of
               Section 11.9 in the case of the Participant's death. In the case of quarterly distributions, the remaining payments shall be made each successive three month period on such day during the period as may be established by the Committee, subject to the provisions of subparagraph (b) of Section 11.9 in the case of the Participant's death.

          (c) In the case of a distribution on account of a Participant's Retirement, subject to the provisions of subsection 11.11, the Participant may elect to have his or her Account distributed as a lump sum during (1) the Plan Year next following the Plan Year of his or her Retirement or (2) the next succeeding Plan Year thereafter or (3) if the Account value exceeds $3,500 ($5,000 for Annuity Starting Dates after 12/31/98), at any time up to the Participant's Required Beginning Date. If no such election is made, distribution shall commence in accordance with Section 11.1 and subparagraph (a) above.

         Section   11.11.   Limitation   on  Post  Age  70  1/2   Distributions.
Notwithstanding the provisions of Sections 11.9 and 11.10:


          (a)  the entire interest of a Participant must:


               (1) be distributed not later than the Participant's Required Beginning Date, or,

               (2) commence no later than such Required Beginning Date and be payable in accordance with regulations under the Code over a period not extending beyond the life expectancy of such Participant.

          (b) If a Participant dies before his or her entire interest has been distributed, then such entire interest (or the remaining part of such interest if distribution thereof has commenced) shall be distributed within five years after the Participant's death, and, if distribution has commenced prior to death, shall be distributed at least as rapidly as the method of distribution being used as of the date of such Participant's death.

          (c) The amount of the distribution required by this Section 11.11 is to be determined by Treasury Regulations Section 1.72-9, Table V using the attained age of the Participant as provided in regulations without recalculation of the life expectancy.
               Distribution will be made in accordance with the regulations under Code section 401(a)(9), including the minimum distribution incidental death benefit requirement of section 1.401(a)(9)-2, and such regulations shall override any inconsistent Plan provisions.

         Section 11.12. Distribution in the Case of Certain Disabilities. In the event that the Committee shall find that any person entitled to a distribution under the Plan is unable to care for his or her affairs because of illness or accident or because the person is a minor or has died, the Committee may direct that any distribution due such person, unless claim shall have been made therefor by a duly appointed legal representative, be paid or applied to or for the benefit of such person, or his or her spouse, any child of such person (including an adopted child), any parent or other blood relative of such person, or a person with whom the person resides, or any of them, and any such payment or application so made shall be a complete discharge of the liabilities of the Plan therefor.

         Section 11.13. Loans.

          (a) The Committee shall have complete authority to establish and administer a loan program to provide loans to Participants. The loan program shall include the following:

               (1)  A procedure  for applying for loans;

               (2)  The basis on which loans will be approved or denied;

               (3) Limitations (if any) on the types and amounts of loans offered;

               (4) The procedure under the loan program for determining a reasonable rate of interest;

               (5)  The types of collateral which may secure a loan; and

               (6) The events constituting default and the steps that will be taken to preserve plan assets in the event of such default. The rules and applicable limitations established by the loan program shall be such as to prevent any loan from constituting a prohibited transaction under Code section 4975 and ERISA section 406, or a Plan distribution under Code section 72(p).

          (b) The Trustee shall, subject to the approval of the General Manager, subject to compliance with the written loan program and the provisions of the Code, lend a Participant, who is employed by an Employer, an amount up to 50% of the vested portion of his or her Account, including the ESOP Account, but not more than
               $50,000 in the aggregate as of the date on which the loan is approved reduced by the highest outstanding loan balance during the preceding twelve months. However, no amount may be loaned directly from any ESOP Account nor from any portion of the Enterprise Common Stock Fund attributable to Employer Contributions made in shares of stock or resulting from Participant elections made pursuant to the Cash Balance Plan and the Retirement Choice Program. The Director shall review each application for a loan in a nondiscriminatory manner and in accordance with such rules as may be prescribed by the Committee. Loans, if approved, shall be made as soon thereafter as practicable.

          (c) In addition to such rules and regulations as the Committee may adopt, all loans shall comply with the following terms and conditions:

               (1) An application for a loan by an eligible Participant shall be made by making application therefor to the Record Keeper on a form prescribed by the Committee.

               (2) An eligible Participant may not apply for more than one loan in any calendar year nor for a loan with an initial principal amount of less than $1,000 and, in any event, may not have more than two (2) loans outstanding at any one time.

               (3) All loans, including interest thereon, shall be repaid by payroll deduction in equal monthly installments over a period of 12 to 60 months as selected by the Participant. Nothing herein, however, shall prohibit a Participant from prepaying such loan in whole or in part in a lump sum in accordance with such rules as may be established from time to time by the Committee.

               (4) Each loan shall be scured by an assignment of the Participant's entire right, title and interest in and to the Trust Fund to the extent of the loan and accrued interest thereon and shall be evidenced by the Participant's promissory note for the amount of the loan, including interest, payable to the order of the Trustee.

               (5) Each loan shall bear interest at a reasonable rate (which rate may be a variable rate) to be established from time to time by the Committee, not in violation of any applicable usury laws. In determining the interest rate, the Committee shall take into consideration interest rates being charged by other lenders at the time of such determination.

          (d) No distribution shall be made to any Participant or beneficiary thereof unless and until all unpaid loans, including interest thereon, have been repaid.

         Section 11.14. Inability to Locate Payee. Any benefit payable to a Participant or beneficiary shall be forfeited if the Employer, after reasonable effort, is unable to locate such Participant or beneficiary to whom payment is due. The amount of any such forfeited benefit shall be applied to reduce the amount of Employer Contributions required under the Plan as provided in Section
5.3. However, any such forfeited benefit shall be reinstated and become payable if a claim therefor is made by such Participant or beneficiary.

         Section 11.15. Federal Income Tax Withholding on Distributions and Withdrawals. Distributions and withdrawals under this Plan shall be subject to Federal income tax withholding as prescribed by Code section 3405 and the regulations thereunder.

         Section 11.16 Direct Rollover to Another Plan or IRA. On or after January 1, 1993, at the election of a Participant or his spouse or former spouse entitled to a distribution under Section 22.1 or the foregoing provisions of this Article XI, the Committee shall direct the Trustee to make a direct rollover to the trustee or other custodian of an "eligible retirement plan" by any reasonable means (including providing the Participant or spouse or former spouse with a check made payable only to the trustee or custodian) of all, or a specified portion, of an "eligible rollover distribution," subject to the following restrictions:

          (a) An "eligible rollover distribution" is any distribution of all or any portion of the Participant's Account, except that an "eligible rollover distribution" does not include (i) any distribution that is one of a series of substantially equal periodic payments (made not less frequently than annually) made for the life (or life expectancy) of the recipient or the joint lives (or joint life expectancies) of the recipient and the recipient's designated beneficiary, or for a specified period of at least ten years; or (ii) any distribution required under Code section 401(a)(9).


          (b) An "eligible retirement plan" is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts the recipient's "eligible rollover distribution." If the recipient is the Participant's surviving spouse, but not an alternate payee receiving a distribution pursuant to a Qualified Domestic Relations Order, an "eligible retirement plan" is an individual retirement account described in Code section 408(a) or an individual retirement annuity described in Code section 408(b) that accepts the surviving spouse's "eligible rollover distribution," but not an annuity plan described in Code section 403(a) nor a qualified trust described in Code section 401(a).

          (c) The Participant or his or her spouse or former spouse must specify, in such form and at such time as the Committee may
               prescribe,   the   "eligible   retirement   plan"  to  which  the
               distribution is to be paid and may specify more than one "eligible retirement plan."

          (d) The Participant or his or her spouse or former spouse must provide to the Committee in a timely manner adequate information regarding the designated "eligible retirement plan."

                                   ARTICLE XII

           LIMITS ON BENEFITS AND CONTRIBUTIONS UNDER QUALIFIED PLANS

         Section 12.1. Definitions. For purposes of this Article XII, the following definitions and rules of interpretation shall apply:

          (a) "Annual Additions" to a participant's account under a defined benefit plan or a defined contribution plan is the sum, credited to a participant's account for any Limitation Year, of:

               (1)  Company contributions,
               (2)  Forfeitures, if any,
               (3)  Employee contributions and
               (4) Amounts, if any, attributable to medical benefits allocated to an account established under Code section 419 A (d)(2) on behalf of such Participant.

          (b)  "Annual Benefit"

               (1) A benefit which is payable annually in the form of a straight life annuity under a defined benefit plan. Such benefit does not include any benefits attributable to either employee contributions or rollover contributions. If the defined benefit plan provides for a benefit which is not payable in the form of a straight life annuity, the benefit is adjusted in accordance with Section 12.1(b)(5) below.

               (2) Where a defined benefit plan provides for mandatory employee contributions (as defined in Code section 411(c)(2)(C)), the Annual Benefit attributable to such contributions is not taken into account. The Annual Benefit attributable to mandatory contributions is determined by using the factors described in Code section 411(c)(2)(B) and the regulations thereunder. However, mandatory employee contributions and any voluntary employee contributions are all considered a separate defined contribution plan maintained by the Company.

               (3) If rollover contributions are made to a defined benefit plan, the Annual Benefit attributable to these contributions is determined on the basis of reasonable actuarial assumptions.

               (4) When there is a transfer of assets or liabilities from one qualified defined benefit plan to another, the Annual Benefit attributable to the assets transferred shall not be taken into account by the transferee plan in applying the limitations of Code section 415. The Annual Benefit payable on account of the transfer for any individual that is attributable to the assets transferred will be equal to the Annual Benefit transferred on behalf of such individual multiplied by a fraction, the numerator of which is the total assets transferred and the denominator of which is the total liabilities transferred.

               (5) If a defined benefit plan provides a retirement benefit in any form other than a straight life annuity, the plan benefit is adjusted to a straight life annuity beginning at the same age which is the actuarial equivalent of such benefit in accordance with the rules determined by the Commissioner. However, the following values are not taken into account:

                    (i) The value of a qualified joint and survivor annuity (as defined in Code section 417 and the regulations thereunder) provided by the plan to the extent that such value exceeds the sum of (A) the value of a straight life annuity beginning on the same date and
                         (B) the value of any post-retirement death benefits which would be payable even if the annuity was not in the form of a joint and survivor annuity.

                    (ii) The value of benefits that are not directly  related to retirement benefits (such as pre-retirement disability and death benefits and post-retirement medical benefits).

                    (iii)The  value  of  benefits  provided  by the  plan  which reflect post-retirement cost of living increases to the extent that such increases are in accordance with Code section 415(d) and the regulations thereunder.

               (6) Where a defined benefit plan provides a retirement benefit beginning before a participant has attained the Social Security Retirement Age, the plan benefit shall, in accordance with rules determined by the Commissioner, be adjusted to the actuarial equivalent of a benefit commencing at the Social Security Retirement Age. This adjustment is only for purposes of applying the dollar limitation described in Code section 415(b)(1)(A) and Section 12.1(f)(1) to the Annual Benefit of the participant.

               (7) Where a participant has less than 10 Years of Service with the Company at the time the Participant begins to receive retirement benefits under the defined benefit plan, the benefit limitations described in Code sections 415(b)(1)(B) and 415(b)(4) and Section 12.1(f)(2) are to be reduced by multiplying the otherwise applicable limitation by a fraction:

                    (i)  the  numerator  which  is the  Years  of  Service  (and
                         fractions   thereof)   with  the  Company  as  of,  and
                         including  the current  Limitation  Year,  and

                    (ii) the denominator of which is 10. The preceding  sentence shall also apply for purposes of reducing the benefit limitation described in Code section 415(b)(1)(A) and
                         Section 12.1(f)(1), by substituting years of participation for Years of Service wherever it appears in such sentence.

               (8) If the retirement benefit under a defined benefit plan begins after the Participant has attained the Social Security Retirement Age, the determination as to whether the Maximum Permissible Defined Benefit Amount limitation has been satisfied shall be made in accordance with regulations prescribed by the Commissioner by adjusting such benefit so that it is actuarially equivalent to such a benefit beginning at the Social Security Retirement Age. This adjustment is only for purposes of applying the limitation described in Code section 415(b)(1)(A) and Section 12.1(f)(1) to the Annual Benefit of the participant.

               (9) The Annual Benefit to which a participant is entitled at any time under all defined benefit plans maintained by the Company shall not, during the Limitation Year, exceed the Maximum Permissible Defined Benefit Amount.

               (10) In  determining  the actuarial  equivalency  for purposes of
                    Sections  12.1(b)(5),  12.1(b)(6) and 12.1(b)(8)  above, the interest  rate  shall be 5%.

          (c) "Company" shall mean the Company, as described in Section 2.11 and any Affiliate as defined in Section 2.4.

          (d) "Compensation" with respect to a Limitation Year - (1) includes amounts paid to a Participant (regardless of whether he or she was such during the entire Limitation Year);

               (i) as wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with any Company including but not limited to commissions, compensation for services on the basis of a percentage of profits, fringe benefits, reimbursements and other expense allowances under nonaccountable plans (as described in Treasury Regulation 1.b2-2(c)) and bonuses;

               (ii) for purposes of (A) above,  earned  income from sources from outside the United States (as defined in Code section 911(b)), whether or not excludable from gross income under Code section 911 or deductible under Code sections 931 and 933;

               (iii)amounts  described in Code  sections  104(a)(3),  105(a) and
                    105(h) but only to the extent that these amounts are includable in the gross income of the Participant;

               (iv) in the  case  of an  employee  within  the  meaning  of Code section 401(c)(1) and the regulations thereunder, the Participant's earned income (as described in Code section 401(c)(2) and the regulations thereunder);

               (v) amounts paid or reimbursed by the Company for moving expenses incurred by the Participant, but only to the extent that these amounts are not deductible by the Participant under Code section 217.

               (vi) The  value  of a  nonqualified  stock  option  granted  to a
                    Participant by a Company, but only to the extent that the value of the option is includable in the gross income of the Participant for the taxable year in which granted.

               (vii)The amount  includable  in the gross income of a Participant upon making the election  described  in Code section  83(b).
                    (2)  Compensation  does not  include  -

                    (i) notwithstanding subsection (1)(A) of this Section 12.1(d), there shall be excluded from Compensation amounts contributed to a plan qualified under section 401(k) of the Code as salary reduction contributions (and not recharacterized as employee contributions thereunder);

                    (ii) other  contributions  made by the  Company to a plan of deferred compensation to the extent that, before the application of the Code section 415 limitations to the plan, the contributions are not includable in the gross income of the Participant for the taxable year in which contributed. In addition, Company contributions made on behalf of a Participant to a simplified Participant pension described in Code section 408(k) are not considered as Compensation for the taxable year in which contributed to the extent such contributions are deductible by the Participant under Code section 219(b)(7). Additionally, any distributions from a plan of deferred compensation are not considered as Compensation, regardless of whether such amounts are includable in the gross income of the Participant when distributed. However, any amounts received by a Participant pursuant to an unfunded nonqualified plan shall be considered as Compensation in the year such amounts are includable in the gross income of the Participant;

                    (iii)amounts  realized  from the exercise of a  nonqualified stock option or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (see Code section 83 and the regulations thereunder);

                    (iv) amounts  realized  from  the  sale,  exchange  or other disposition of stock acquired under a qualified stock option;

                    (v) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant);

          (e)  "Limitation Year" - the Plan Year;

          (f) "Maximum Permissible Defined Benefit Amount" - for a limitation Year the Maximum Permissible Defined Benefit Amount with respect to any Participant shall be the lesser of: (1) $90,000, or, (2) 100% of the Participant's average Compensation for his or her high three consecutive Years of Service, subject to the following rules:

               (i) As of January 1 of each calendar year commencing with the calendar year 1988, the dollar limitation set forth in Paragraph (1) above shall be adjusted automatically to equal the dollar limitation as determined by the Commissioner for that calendar year under Code section 415(d)(1)(A). This adjustment dollar limitation applies for the Limitation Year ending with or within the calendar year. It is applicable to Employees who are Participants in the Plan and to Employees who have retired or otherwise terminated their service under the Plan with a nonforfeitable right to accrued benefits, regardless of whether they have actually begun to receive such benefits. The Annual Benefit payable to a terminated Participant which is otherwise limited by the dollar limitation shall be increased to take into account the adjustment of the dollar limitation.

               (ii) With regard to Participants  who have separated from service with a nonforfeitable right to an accrued benefit, the compensation limitation described in paragraph (2) above applicable to Limitation Years commencing on and after January 1, 1976 shall be adjusted annually to take into account increases in the cost of living. For any Limitation Year beginning after the separation occurs, the adjustment of the compensation limitation is made as specified in regulations and rules prescribed by the Commissioner. In the case of a Participant who separated from service prior to January 1, 1976, the cost of living adjustment of the compensation limitation under this paragraph for all Limitation Years prior to January 1, 1976, is to be determined as provided by the Commissioner.

               (iii)Anything herein to the contrary notwithstanding, in the case of an individual who was a Participant in the Plan before January 1, 1983, if such Participant's "current accrued benefit" (as defined in section 235(g)(4) of the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA")) under the Plan as of the close of the last Limitation Year beginning before January 1, 1983 exceeded the dollar limitation with respect to such Participant under Section 12.1(g)(1), below, the dollar limitation with respect to such Participant under
                    Section 12.1(g)(1) shall be equal to such current accrued benefit.

               (iv) Anything  herein to the  contrary  notwithstanding,  for any individual who was a Participant in the Plan on January 1, 1987, if such Participant's "current accrued benefit" under the Plan, as that term is defined in section 1106(i)(3)(B) of the Tax Reform Act of 1986, as of the close of the last Limitation Year beginning before January 1, 1987 exceeded the limitation described in Section 12.1(f)(1) above, the dollar limitation with respect to such Participant under
                    Section 12.1(f)(1) shall be equal to such current accrued benefit.

          (g) "Maximum Permissible Defined Contribution Amount" - for a Limitation Year the Maximum Permissible Defined Contribution Amount with respect to any Participant shall be the lesser of:
               (1) $30,000, or if greater, one fourth of the limitation in effect under Code section 415(b)(1)(A) (as adjusted by Code section 415(d)(1)(A)); or (2) 25% of the Participant's Compensation for the Limitation year. Notwithstanding the foregoing, or anything herein to the contrary, the percentage of compensation limitation of this Section 12.1(g)(2) shall not apply to any Annual Additions pursuant to Section 12.1(a)(4) above.

          (h) "Projected Annual Benefit" - the Annual Benefit to which a Participant would be entitled under the Plan on the assumption that he or she continues employment until the normal retirement age (or current age, if that is later) thereunder, that his or her Compensation continues at the same rate as in effect for the Limitation Year under consideration until such age, and that all other relevant factors used to determine benefits under the Plan remain constant as of the current Limitation Year for all future Limitation Years;

          (i) "Social Security Retirement Age" - the age used as the retirement age under Social Security Act section 216(1) except that such section shall be applied: (1) without regard to the age increase factor, and, (2) as if the early retirement age under Social Security Act section 216(1)(2) were 62.

          (j)  For purposes of applying the limitations of Code sections 415(b),
               (c) and (e) to a Participant for a particular Limitation Year, all qualified defined benefit plans (without regard to whether a plan has been terminated) ever maintained by the Company will be treated as one defined benefit plan and all qualified defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Company will be treated as part of this Plan.

         Section 12.2. Annual Addition Limits. The amount of the Annual Addition which may be credited under this Plan to any Participant's Account as of any allocation date shall not exceed the Maximum Permissible Defined Contribution Amount (based upon his or her Compensation up to such allocation date) reduced by the sum of any credits of Annual Additions made to the Participant's Account under all defined contribution plans as of any preceding allocation date within the Limitation Year.

         If an allocation date of this Plan coincides with an allocation date of any other qualified defined contribution plan maintained by the Company, the amount of the Annual Additions which may be credited under this Plan to any Participant's Account as of such date shall be an amount equal to the product of the amount to be credited under this Plan without regard to this Section 12.2 multiplied by the lesser of one or a fraction, the numerator of which is the amount described in this Section 12.2 during the Limitation Year and the denominator of which is the amount that would be otherwise credited on this allocation date under all defined contribution plans without regard to this
Section 12.2. However, if a security is not allocated to a Participant's Account under any qualified tax credit employee stock ownership plan of the Company because of the operation of the limitations of Code section 415 and the provisions of this Section 12.2, no other amount may be allocated to the Participant's Account under this Plan after the allocation date for such tax credit employee stock ownership plan's plan year, until all such unallocated securities have been allocated in accordance with the provisions of such tax credit employee stock ownership plan. If contributions to this Plan on behalf of a Participant are to be reduced as a result of this Section 12.2, such reduction shall be effected by reducing contributions in the following order: Supplemental Nondeferred Deposits, Basic Nondeferred Deposits and corresponding matching Company Contributions, Supplemental Deferred Deposits and finally, if necessary, Basic Deferred Deposits and corresponding remaining matching Company Contributions.

         If, as a result of a reasonable error in estimating a Participant's Compensation, or under the limited facts and circumstances which the Commissioner finds justify the availability of the rules set forth in paragraphs
(a)-(c) of this Section 12.2, the allocation of Annual Additions under the terms of the Plan for a particular Participant would cause the limitations of Code section 415 applicable to that Participant for the Limitation Year to be exceeded, the excess amounts shall not be deemed to be Annual Additions in that Limitation Year if they are treated as follows:

          (a) To the extent necessary, Deferred Deposits to the Plan shall be recharacterized as Nondeferred Deposits and the Participant's Nondeferred Deposits to the Plan (including Deferred Deposits recharacterized as Nondeferred Deposits hereunder) and earnings thereon shall be returned to the Participant.

          (b) The excess amounts in the Participant's Account consisting of Company Contributions shall be used to reduce Company Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for that Participant if that
               Participant is covered by the Plan as of the end of the Limitation Year. However, if that Participant is not covered by the Plan as of the end of the Limitation Year then the excess amounts must be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year to all of the remaining Participants in the Plan. If a suspense account is in existence at any time during a particular Limitation Year, other than the first Limitation Year described in the preceding sentence, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts (subject to the limitations of Code section 415) before any Company Contributions, may be made to the Plan for that Limitation Year. Furthermore, the excess amounts must be used to reduce Company Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the remaining Participants in the Plan. For purposes of this subdivision, except as provided in (a) of this Section 12.2, excess amounts may not be distributed to Participants or former Participants.

          (c) In the event of a termination of the Plan, the suspense account described in (b) of this Section 12.2 shall revert to the Company to the extent it may not then be allocated to any Participant's Account.

          (d) Notwithstanding any other provision in this Section 12.2, the Company shall not contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of contribution were an allocation date.

         Section 12.3. Overall Limit. For any Participant of this Plan who at any time participated in a defined benefit plan maintained by the Company, the rate of benefit accrual by such Participant in each defined benefit plan in which the Participant participates during the Limitation Year will be reduced to the extent necessary to prevent the sum of the following fractions, computed as of the close of the Limitation Year, from exceeding 1.0:

          (a) Defined Benefit Plan Fraction. Projected Annual Benefit of the Participant under all defined benefit plans divided by: the lesser of (1) the product of 1.25, multiplied by the dollar limitation in effect under Code section 415(b)(1)(A) for such Limitation Year, or (2) the product of 1.4 multiplied by the amount which may be taken into account under Code section 415(b)(1)(B) with respect to such Participant for such Limitation Year; and

          (b) Defined Contribution Plan Fraction. Sum of Annual Additions to such Participant's Account under all defined contribution plans in such Limitation Year and for all prior Limitation Years divided by: the sum of the lesser of the following amounts determined for such year and for each prior Year of Service with the Company: (1) the product of 1.25, multiplied by the dollar limitation in effect under Code section 415(c)(1)(A) for such Limitation Year, or (2) the product of (a) 1.4, multiplied by (b) 25% of the Participant's Compensation for such Limitation Year.

         Section 12.4. Special Rules.

          (a) For purposes of applying the Defined Contribution Plan Fraction in Section 12.3 for any Limitation Year beginning after December 31, 1975 to Limitation Years before January 1, 1976, the aggregate amount taken into account in determining the numerator of such fraction is deemed not to exceed the aggregate amount taken into account in determining the denominator of the fraction.

          (b) In any case where the sum of the fractions in Section 12.3 is greater than 1.0, calculated as of the close of the last Limitation Year beginning before January 1, 1983 for a Participant, in accordance with regulations prescribed by the Commissioner pursuant to TEFRA section 235(g)(3), an amount shall be subtracted from the numerator of the defined contribution plan fraction so that the sum of such fractions does not exceed 1.0 for such Limitation Year.

          (c) If the sum of the fractions in Section 12.3 would exceed 1.0, calculated as of the close of the last Limitation Year beginning before January 1, 1987 for a Participant, in accordance with regulations prescribed by the Commissioner pursuant to section
               1106(i)(4) of the Tax Reform Act of 1986, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not exceeding such numerator) so that the sum of such fractions does not exceed 1.0. This numerator, as adjusted herein, will be used for the calculation of the defined contribution plan fraction for Limitation Years commencing on or after January 1, 1987.

                                  ARTICLE XIII

                             TOP-HEAVY REQUIREMENTS

         Section 13.1. Definitions. For purposes of this Article XIII, the following definitions shall apply, to be interpreted in accordance with the provisions of Code section 416 and the regulations thereunder:

          (a) "Aggregation Group" shall mean a plan or group of plans which includes all plans maintained by the Employers in which a Key Employee is a Participant or which enables any plan in which a Key Employee is a Participant to meet the requirements of Code section 401(a)(4) or Code section 410, as well as all other plans selected by the Company for permissive aggregation inclusion of which would not prevent the group of plans from continuing to meet the requirements of such Code sections.

          (b)  "Compensation" with respect to a Plan Year shall be as defined in
               Section XII without regard to Section 12.1(d)(2)(A).

          (c)  "Determination  Date" shall mean,  with respect to any Plan Year,
               (1) the last day of the preceding Plan Year, or, (2) in the case of the first Plan Year of any Plan, the last day of such Plan Year.

          (d) "Employee" shall mean, for purposes of this Article XIII, any person employed by an Employer and shall also include any beneficiary of such person, provided that the requirements of Sections 13.3, 13.4 and 13.5 shall not apply to any person included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and one or more Employers if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and such Employer or Employers.

          (e) "Employer" shall mean, any corporation which is a member of a controlled group of corporations (as defined in Code section 414(b)) which includes the Company or any trades or business (whether or not incorporated) which are under common control (as defined in Code section 414(c)) with the Company, or a member of an affiliated service group (as defined in Code section 414(m)) which includes the Company.

          (f) "Key Employee" shall mean, any Employee or former Employee who is, at any time during the Plan Year, or was, during any one of the four preceding Plan Years any one or more of the following:

               (1) An officer of an Employer having an annual Compensation greater than 50% of the amount in effect under Code section 415(b)(1)(A) for any Plan Year unless 50 other such officers (or, if lesser, a number of such officers equal to the greater of three or 10% of the Employees) have higher annual Compensation.

               (2) One of the 10 persons employed by an Employer having annual Compensation greater than the limitation in effect under Code section 415(c)(1)(A) for any Plan Year, and owning (or considered as owning within the meaning of Code section 318) the largest interests in the Employers. For purposes of this paragraph (2), if two Employees have the same interest, the one with the greater Compensation shall be treated as owning the larger interest.

               (3) Any person owning (or considered as owning within the meaning of Code section 318) more than 5% of the outstanding stock of an Employer or stock possessing more than 5% of the total combined voting power of such stock.

               (4) A person who would be described in paragraph (3) above if "1%" were substituted for "5%" each place it appears in paragraph (3) above, and who has annual Compensation of more than $150,000. For purposes of determining ownership under this Section 13.11(f), Code section 318(a)(2)(C) shall be applied by substituting "5%" for "50%" and the rules of subsections (b), (c) and (m) of Code section 414 shall not apply. (g) "Year of Service" shall mean, a year which constitutes a "Year of Service" under the rules of paragraphs (4), (5) and (6) of Code section 411(a) to the extent not inconsistent with the provisions of this Article XIII.

         Section 13.2. General Requirements. For any Plan Year beginning after 1983 in which the Plan is a Top-Heavy Plan, the requirements of this Article XIII must be met in accordance with Code section 416 and the regulations thereunder. The provisions of this Article XIII shall be inapplicable unless and until the Plan is a Top-Heavy Plan.

         Section 13.3. Maximum Compensation. Compensation for any Employee shall not be taken into account under the Plan in excess of the amount provided for pursuant to Code section 401(a)(17) and the regulations thereunder.

         Section 13.4. Vesting. A Participant who is credited with an Hour of Service while the Plan is Top-Heavy, or in any Plan Year after a Plan Year in which the Plan is Top-Heavy, and who has completed at least three Years of Service shall have a nonforfeitable right to 100% of his or her accrued benefit derived from Employer Contributions and no such amount may become forfeitable if the Plan later ceases to be Top-Heavy nor may such amount be forfeited under the provisions of Code sections 411(a)(3)(B) or 411 (a)(3)(D). Such accrued benefit shall include benefits accrued before the Plan becomes Top-Heavy, including benefits accrued prior to January 1, 1984. Notwithstanding any other provisions of this Plan to the contrary, once the vesting requirements of this Section 13.4 become applicable, they shall remain applicable even if the Plan later ceases to be Top-Heavy.

         Section 13.5. Minimum Contributions. Minimum Employer Contributions for a Participant (not including a beneficiary of any Participant) who is not a Key Employee shall be required under the Plan for the Plan Year as follows:

          (a) The amount of the minimum contribution shall be the lesser of the following percentages of Compensation:

               (1)  four percent, or,

               (2) the highest percentage at which such contributions are made under the Plan for the Plan Year on behalf of a Key
                    Employee.  (i) For  purposes  of  this  paragraph  (2),  all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. (ii) This paragraph (2) shall not apply if the Plan is required to be included in an Aggregation Group and the Plan enables a defined benefit plan required to be included in the Aggregation Group to meet the requirements of Code sections 401(a)(4) or 410. (iii) For purposes of this paragraph (2), the calculation of the percentage at which Employer Contributions are made for a Key Employee shall be based only on his or her Compensation not in excess of maximum counted compensation as provided in Section 13.3.

          (b) There shall be disregarded for purposes of this Section 13.5, contributions or benefits under Code section 3111, Title II of the Social Security Act or any other federal or state law, and for Plan Years beginning before December 31, 1984, there shall also be disregarded any contributions attributable to a salary reduction or a similar arrangement.

          (c) For purposes of this Section 13.5, the term "Participant" shall be deemed to refer to all Participants who have not separated from service at the end of the Plan Year including, without limitation, individuals who: (1) failed to complete 1000 Hours of Service during the Plan Year, or (2) declined to make mandatory contributions to the Plan, or (3) are excluded from the Plan because their Compensation is less than a stated amount but who must be considered Participants for the Plan to satisfy the coverage requirements of Code section 410(b) in accordance with Code section 401(a)(5).

         Section 13.6. Participants Under Defined Benefit Plans. If any Plan Participant other than a Key Employee is also a Participant under a defined benefit plan of an Employer, then Section 13.5(a) shall not apply and the required minimum annual Employer Contribution for such Participant (not including a beneficiary of a Participant) under this Plan shall be 7 1/2% of Compensation, or such lesser amount as may be required to satisfy the requirements of the Code related to Top-Heavy Plans. Such Employer Contribution shall be made without regard to the amount of contributions, if any, made to the Plan on behalf of Key Employees.

         Section 13.7. Super Top-Heavy Plans. If for any Plan Year in which the Plan is a Top-Heavy Plan it is also a Super Top-Heavy Plan, then for purposes of the limitations on Employer Contributions and benefits provided in Code section 415, and Section 5.3. and Article XII of the Plan, the dollar limitations in the defined benefit plan fraction and the defined contribution plan fraction shall be multiplied by 1.0 rather than 1.25. However, if the application of the provisions of this Section 13.7 would cause any Participant to exceed the combined Code section 415 limitations on Employer Contributions and benefits, then the application of the provisions of this Section 13.7 shall be suspended as to such Participant until such time as he or she no longer exceeds such limitations as modified by this Section 13.7. During the period of such suspension, there shall be no Employer Contributions, forfeitures or
Non-Deferred Supplemental Deposits allocated to such Participant under this or any other defined contribution plan of the Employers and there shall be no accruals for such Participant under any defined benefit plan of the Employers.

         Section 13.8. Determination of Top-Heaviness. The determination of whether this Plan is Top-Heavy shall be made as follows:

                  (a) If the Plan is not required to be included in an Aggregation Group with other plans, then it shall be Top-Heavy only if when considered by itself it is a Top-Heavy Plan and it is not included in a permissive Aggregation Group that is not a Top-Heavy Group.

                  (b) If the Plan is required to be included in an Aggregation Group with other plans, it shall be Top-Heavy only if the Aggregation Group, including any permissively aggregated plans is Top-Heavy.

                  (c) If a plan is not a Top-Heavy Plan and is not required to be included in an Aggregation Group, then it shall not be Top-Heavy even if it is permissively aggregated in an Aggregation Group which is a Top-Heavy Group.

         Section 13.9. Determination of Super Top-Heaviness. This Plan shall be a Super Top-Heavy Plan if it would be a Top-Heavy Plan under the provisions of
Section  13.8,  but  substituting  "90%" for "60%" in the ratio  test of Section
13.10.

         Section 13.10. Calculation of Top-Heavy Ratios. A Plan shall be Top-Heavy and an Aggregation Group shall be a Top-Heavy Group with respect to any Plan Year as of the Determination Date if the sum as of the Determination Date of the Cumulative Accrued Benefits and the Cumulative Accounts of Employees who are Key Employees for the Plan Year exceeds 60% of a similar sum determined for all Employees, excluding former Key Employees.

         Section 13.11. Cumulative Accounts and Cumulative Accrued Benefits. The Cumulative Accounts and Cumulative Accrued Benefits for any Employee shall be determined as follows:

          (a) "Cumulative Account" shall mean the sum of the amount of an Employee's Account under a defined contribution plan (for an unaggregated Plan) or under all defined contribution plans included in an Aggregation Group (for aggregated plans) determined as of the most recent plan valuation date within a 12-month period ending on the Determination Date, increased by any contributions due after such valuation date and before Determination Date.

          (b) "Cumulative Accrued Benefit" shall mean the sum of the present value of an Employee's accrued benefits under a defined benefit plan (for an unaggregated plan) or under all defined benefit plans included in an Aggregation Group (for aggregated plans), determined under the actuarial assumptions set forth in such Plan or Plans, as of the most recent plan valuation date used by the Plan actuary within the 12-month period ending on the Determination Date as if the Employee voluntarily terminated service as of such valuation date. The accrued benefit of any Employee who is not a Key Employee shall be determined under the method used for accrual purposes for all plans in the Aggregation Group or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code section 411(b)(1)(c).

          (c) Accounts and benefits shall be calculated to include all amounts attributable to both Employer and Employee contributions but excluding amounts attributable to voluntary deductible Employee contributions.

          (d) Accounts and benefits shall be increased by the aggregate distributions during the five-year period ending on the Determination Date made with respect to an Employee under the Plan or Plans as the case may be or under a terminated plan which, if it had not been terminated, would have been required to be included in the Aggregation Group.


          (e) Rollover Contributions and direct plan to plan transfers shall be handled as follows:

               (1) If the transfer is initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer, the transferring plan continues to count the amount transferred under the rules for counting distributions. The receiving plan does not count the amount if accepted after December 31, 1983, but does count it if accepted prior to December 31, 1983.

               (2) If the transfer is not initiated by the Employee or is made between plans maintained by the Employers, the transferring plan shall no longer count the amount transferred and the receiving plan shall count the amount transferred.

               (3)  For  purposes  of  this   subsection   (e),  all   Employers
                    aggregated under the rules of Code sections 414(b),  (c) and
                    (m) shall be considered a single employer.

          (f) For plan years beginning after December 31, 1984, the accrued benefits and Accounts of any Employee who has not performed services for any Employer at any time during the five-year period ending on the Determination Date shall not be taken into account.


                                   ARTICLE XIV

                          BENEFICIARY IN EVENT OF DEATH

         Section 14.1. Designation and Change of Beneficiary. Upon the death of a married Participant, the spouse of the Participant shall be deemed the designated beneficiary of the Participant, unless such spouse has consented, in writing, to the designation of another beneficiary or beneficiaries (which may include the estate of the Participant) or any change thereof. If such other designated beneficiary or beneficiaries predecease a married Participant, such Participant's spouse shall be deemed the designated beneficiary of the Participant. If, in such case, the Participant's spouse has also predeceased the Participant, the value of the Participant's Account shall be paid to his or her estate.

         Each unmarried Participant shall have the right to designate a beneficiary or beneficiaries to receive any distributions to be made under
Article XI upon the death of such Participant. An unmarried Participant may from time to time, without the consent of any beneficiary, change or cancel any such designation. If no beneficiary has been named by a deceased unmarried Participant, or the designated beneficiary has predeceased such Participant, the value of the Participant's Account shall be paid to his or her estate as beneficiary.

         Any spousal consent, beneficiary designation and any change therein shall be made in the form and manner prescribed by the Committee and shall be filed with the General Manager. Any distribution made to a beneficiary of a deceased Participant under the Plan shall be made to the beneficiary as soon as practicable after such Participant's death and shall be in the form of a lump sum payment, regardless of the form of benefit selected by the deceased Participant. The beneficiary may elect to have such payment made in money by check, or may elect to have any whole shares of Enterprise Common Stock held for the deceased Participant's Enterprise Common Stock Fund subaccount and ESOP Account distributed in shares of Enterprise Common Stock and the balance of the deceased Participant's Account (including the value of any fractional shares of Enterprise Common Stock) paid in money by check. If no election is made, the entire distribution to the beneficiary shall be made in money by check.

                                   ARTICLE XV

                                 ADMINISTRATION

         Section 15.1. Named Fiduciary. The Committee (and each member of the Committee acting as such) shall be the named fiduciary of the Plan with authority to control and manage the operation and administration of the Plan.

         Section 15.2. Administration.

          (a) The Committee shall have full discretionary authority to interpret the Plan and to answer all questions which arise concerning the application, administration and interpretation of the Plan. The Committee shall adopt such rules and procedures as in its opinion are necessary and advisable to administer the Plan and to transact its business. Subject to the other requirements of this Article XV, the Committee may -- (1) Employ agents to carry out non-fiduciary responsibilities; (2) Employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in ERISA Section 405(c)(3)); (3) Consult with counsel, who may be of counsel to the Company or an Affiliate; and (4) Provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) among its members. However, any action described in subparagraphs (2) or (4) of this subparagraph
               (a) and any modification or rescission of any such action, may be effected by the Committee only by a resolution approved by a majority of the Committee.

          (b) The Committee shall keep written minutes of all its proceedings, which shall be open to inspection by the Board of Directors. In the case of any decision by the Committee with respect to a claim for benefits under the Plan, the Committee shall include in its minutes a brief explanation of the grounds upon which such decision was based.

          (c) In performing their duties, the members of the Committee shall act solely in the interest of the Participants in the Plan and their beneficiaries and:

               (1) for the exclusive purpose of providing benefits to the Participants and their beneficiaries;

               (2) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man or woman acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

               (3) in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA. In addition to any other duties the Committee may have, the Committee shall periodically review the performance of the Trustee and any Investment Managers and the performance of all other persons to whom fiduciary duties have been delegated or allocated pursuant to the provisions of this
                    Article XV.

          (d) The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, members of the Committee, directors and Employees of an Employer and all such former members, directors and Employees, for any and all expenses, liabilities or losses arising out of any act or omission relating to the rendition of services for or the management and administration of the Plan.
               (e) No member of the Committee nor any of its delegates shall be personally liable by virtue of any contract, agreement or other instrument made or executed by him or her or on his or her behalf in such capacity.

         Section 15.3. Control and Management of Assets. The assets of the Plan shall be held by the Trustee, in trust, and shall be managed by the Trustee and/or one or more Investment Managers appointed from time to time by the Committee; provided, however, that the Committee shall have investment authority with respect to loans approved pursuant to Section 11.13, and may, from time to time, determine that the Trustee shall be subject to the direction of the Committee with respect to certain other investments, in which case the Trustee shall be subject to proper directions of the Committee which are in accordance with the terms of the Plan and which are not contrary to applicable law.

         Section 15.4. Benefits to be Paid from Trust. Benefits under the Plan shall be payable only from the Trust Fund and only to the extent that such Trust Fund shall suffice therefore and each Participant assumes all risk connected with any decrease in market price of any securities in the respective Funds. Neither the Company nor any Affiliate shall have any liability to make or continue from its own funds the payment of any benefits under the Plan.

         Section 15.5. Expenses. There shall be paid from the Trust Fund all expenses incurred in connection with the administration of the Plan, including but not limited to the compensation of the Trustee, record keeping fees, the reasonable fees of counsel for the Trustee for legal services rendered to the Trustee and the fees of Investment Managers appointed with respect to the investment and reinvestment of the Trust Fund, except to the extent that such expenses and fees are paid by the Employer. There shall be paid from the Trust Fund all taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust Fund or any property of any kind forming a part thereof, and all expenses including brokerage costs and transfer taxes incurred in connection with the investment and reinvestment of the Trust Fund.

     Section 15.6 Overpayments. Any overpayment made to a Participant may be withheld from subsequent payments made to such Participant or from payments made to his/her surviving spouse or beneficiary until the overpayment has been recouped.


                                   ARTICLE XVI

                                CLAIMS PROCEDURE

         Section 16.1. Filing of Claims. Claims for benefits under the Plan shall be filed in writing on such form or forms as may be prescribed by the Committee with the General Manager.

         Section 16.2. Appeal of Claims. Written notice shall be given to the claiming Participant or beneficiary of the disposition of such claim, setting forth specific reasons for any denial of such claim in whole or in part. If a claim is denied in whole or in part, the notice shall state that such Participant or beneficiary may, within sixty days of the receipt of such denial, request in writing that the decision denying the claim be reviewed by the Committee and provide the Committee with information in support of his or her position by submitting such information in writing to the Secretary of the Committee.

         Section 16.3. Review of Appeals. The Committee shall review each claim for benefits which has been denied in whole or in part and for which such review has been requested and shall notify, in writing, the affected Participant or beneficiary of its decision and of the reasons therefor. All decisions of the Committee shall be final and binding upon all of the parties involved.

                                  ARTICLE XVII

                             MERGER OR CONSOLIDATION

         Section 17.1. Merger or Consolidation. In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities to, any other plan, each Participant or beneficiary shall be entitled to receive a benefit immediately after the merger, consolidation or transfer (if the Plan had been terminated) which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated). A merger or consolidation of the Plan with, or transfer of assets or liabilities to, any other plan shall not be deemed to be a termination or discontinuance of deposits and contributions having the effect of such termination of the Plan.

                                  ARTICLE XVIII

                           NON-ALIENATION OF BENEFITS

         Section 18.1. Non-Alienation of Benefits. Except as provided under Sections 11.13 and 22.1, no benefit or right under the Plan shall in any manner or to any extent be assigned, alienated or transferred by any Participant or beneficiary under the Plan or be subject to attachment, garnishment or other legal process.

                                   ARTICLE XIX

                                   AMENDMENTS

         Section 19.1. Amendment Process. The Company reserves the right, by action of the Board of Directors, but subject to applicable law, at any time and from time to time, to modify, suspend or amend in whole or in part any or all of the provisions of the Plan, provided that no modification, suspension or amendment shall make it possible to deprive any Participant or beneficiary of a previously acquired right; and provided further that no such modification, suspension or amendment shall make it possible for any part of the assets of the Plan to be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries under the Plan and for the payment of expenses of the Plan.

                                   ARTICLE XX

                                   TERMINATION

         Section 20.1. Authority to Terminate. The Plan may, subject to collective bargaining, be terminated in whole or in part at any time by the Board of Directors, but only upon condition that such action is taken as shall render it impossible for any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries and for the payment of expenses of the Plan.

         Section 20.2. Distribution Upon Termination. Upon termination or partial termination of the Plan or upon the complete discontinuance of Deposits and Employer Contributions under the Plan, the assets of the Trust Fund shall be administered and distributed to the Participants or their beneficiaries at such time or times and in such nondiscriminatory manner as is determined by the Committee. Upon termination or partial termination of the Plan or upon the complete discontinuance of Deposits and Employer Contributions under the Plan, the rights of all affected Participants as of the date of such termination, partial termination or discontinuance of Deposits and Employer Contributions shall be nonforfeitable.

                                   ARTICLE XXI

                       PLAN CONFERS NO RIGHT TO EMPLOYMENT

         Section 21.1. No Right to Employment. Nothing contained in the Plan shall be construed as conferring any legal rights upon any Employee for a continuation of employment or shall interfere with the rights of the Company or an Affiliate to discharge any Employee or otherwise to treat him or her without regard to the effect which such treatment might have upon such Employee with respect to the Plan, except as may be limited by applicable law.

                                  ARTICLE XXII

                                ALTERNATE PAYEES

         Section 22.1. Alternate Payees Under QDROs. In the event that a domestic relations order of any State is received by the Plan and thereafter determined to be a Qualified Domestic Relations Order (QDRO) within the meaning of Code section 414p, the vested portion of the Account of the Participant to which such QDRO is directed shall be apportioned as specified in such QDRO, valued as of the Accounting Period preceding the date specified in such QDRO. Upon notice to the Committee that a QDRO is being sought with respect to a Participant's Account, no distribution or loan shall be made to a Participant until such time as the status of the QDRO is determined. The alternate payee of the Participant's Account shall thereafter participate in the Plan in accordance with its terms, except such person shall not have the rights or benefits provided in Article IV, Article V and in Section 11.13. If a QDRO is issued and the amount awarded the alternate payee exceeds the value of the Participant's Account less the outstanding loan balance, such loan shall be deemed to be in default and the Participant shall immediately repay the loan. Notwithstanding the provisions of this Article, the Plan may, without the consent of any such alternate payee, pay to such alternate payee the value of his or her respective share of the apportioned Account of the Participant, if the value thereof as so determined is $3,500.00 or less. If a QDRO so provides, benefits may be paid to an alternate payee before they would otherwise be distributable under the Plan, and no such distribution to an alternate payee shall be treated as a withdrawal by the Participant for purposes of Article XI.

                                  ARTICLE XXIII

                                  CONSTRUCTION

         Section 23.1. Governing Law. The Plan shall be governed by and construed and administered under the laws of the State of New Jersey, except to the extent superseded by ERISA.

         Section 23.2. Headings. The headings are for reference only. In the event of a conflict between a heading and the content of an article or Section, the content shall control.